EXHIBIT 2.1
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                               AGREEMENT AND PLAN

                                    OF MERGER

                                   DATED AS OF

                                  JULY 27, 1998

                                      AMONG

                           BELL ATLANTIC CORPORATION,

                             BETA GAMMA CORPORATION

                                       AND

                                 GTE CORPORATION


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                                            TABLE OF CONTENTS

                                                ARTICLE I
                                                THE MERGER

SECTION 1.1           The Merger.......................................................................2
SECTION 1.2           Effective Time...................................................................2
SECTION 1.3           Effect of the Merger.............................................................2
SECTION 1.4           Subsequent Actions...............................................................2
SECTION 1.5           Certificate of Incorporation; Bylaws; Directors and Officers of
                      Surviving Corporation............................................................3

                                                ARTICLE II
                                     EFFECT ON STOCK OF THE SURVIVING
                                  CORPORATION AND THE MERGED CORPORATION

SECTION 2.1           Conversion of Securities.........................................................3
SECTION 2.2           Conversion of Shares.............................................................3
SECTION 2.3           Cancellation of Treasury Shares and Bell Atlantic-owned Shares...................4
SECTION 2.4           Conversion of Common Stock of the Merged Corporation into
                      Common Stock of the Surviving Corporation........................................4
SECTION 2.5           Exchange Procedures..............................................................4
SECTION 2.6           Transfer Books...................................................................5
SECTION 2.7           No Fractional Share Certificates.................................................6
SECTION 2.8           Options to Purchase GTE Common Stock.............................................7
SECTION 2.9           Restricted Stock.................................................................8
SECTION 2.10          Certain Adjustments..............................................................8

                                               ARTICLE III
                                        CERTAIN ADDITIONAL MATTERS

SECTION 3.1           Certificate of Incorporation and Bylaws of Bell Atlantic.........................9
SECTION 3.2           Dividends........................................................................9
SECTION 3.3           Headquarters.....................................................................9
SECTION 3.4           Corporate Identity...............................................................9

                                                ARTICLE IV
                                  REPRESENTATIONS AND WARRANTIES OF GTE

SECTION 4.1           Organization and Qualification; Subsidiaries.....................................9
SECTION 4.2           Certificate of Incorporation and Bylaws.........................................10
SECTION 4.3           Capitalization..................................................................10
SECTION 4.4           Authority Relative to this Agreement............................................11
SECTION 4.5           No Conflict; Required Filings and Consents......................................12

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
SECTION 4.6           SEC Filings; Financial Statements...............................................12
SECTION 4.7           Absence of Certain Changes or Events............................................13
SECTION 4.8           Litigation......................................................................13
SECTION 4.9           Permits; No Violation of Law....................................................13
SECTION 4.10          Joint Proxy Statement...........................................................14
SECTION 4.11          Employee Matters; ERISA.........................................................15
SECTION 4.12          Labor Matters...................................................................15
SECTION 4.13          Environmental Matters...........................................................16
SECTION 4.14          Board Action; Vote Required; Applicability of Section 912 ......................17
SECTION 4.15          Opinions of Financial Advisors..................................................17
SECTION 4.16          Brokers.........................................................................17
SECTION 4.17          Tax Matters.....................................................................17
SECTION 4.18          Intellectual Property; Year 2000................................................18
SECTION 4.19          Insurance.......................................................................19
SECTION 4.20          Ownership of Securities.........................................................20
SECTION 4.21          Certain Contracts...............................................................20
SECTION 4.22          Rights Agreement................................................................20

                                                ARTICLE V
                             REPRESENTATIONS AND WARRANTIES OF BELL ATLANTIC

SECTION 5.1           Organization and Qualification; Subsidiaries....................................21
SECTION 5.2           Certificate of Incorporation and Bylaws.........................................21
SECTION 5.3           Capitalization..................................................................21
SECTION 5.4           Authority Relative to this Agreement............................................23
SECTION 5.5           No Conflict; Required Filings and Consents......................................23
SECTION 5.6           SEC Filings; Financial Statements...............................................24
SECTION 5.7           Absence of Certain Changes or Events............................................24
SECTION 5.8           Litigation......................................................................25
SECTION 5.9           Permits; No Violation of Law....................................................25
SECTION 5.10          Joint Proxy Statement...........................................................25
SECTION 5.11          Employee Matters; ERISA.........................................................26
SECTION 5.12          Labor Matters...................................................................27
SECTION 5.13          Environmental Matters...........................................................27
SECTION 5.14          Board Action; Vote Required.....................................................28
SECTION 5.15          Opinions of Financial Advisors..................................................28
SECTION 5.16          Brokers.........................................................................28
SECTION 5.17          Tax Matters.....................................................................28
SECTION 5.18          Intellectual Property...........................................................29
SECTION 5.19          Insurance.......................................................................30
SECTION 5.20          Ownership of Securities.........................................................30
SECTION 5.21          Certain Contracts...............................................................31
SECTION 5.22          Merger Subsidiary...............................................................31
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                                                ARTICLE VI
                                          CONDUCT OF BUSINESSES
                                           PENDING THE MERGER
SECTION 6.1           Transition Planning.............................................................32
SECTION 6.2           Conduct of Business in the Ordinary Course......................................32
SECTION 6.3           No Solicitation.................................................................37
SECTION 6.4           Subsequent Financial Statements.................................................39
SECTION 6.5           Control of Operations...........................................................40

                                               ARTICLE VII
                                          ADDITIONAL AGREEMENTS

SECTION 7.1           Joint Proxy Statement and the Registration Statement............................40
SECTION 7.2           Bell Atlantic and GTE Stockholders' Meetings....................................41
SECTION 7.3           Consummation of Merger; Additional Agreements...................................43
SECTION 7.4           Notification of Certain Matters.................................................45
SECTION 7.5           Access to Information...........................................................45
SECTION 7.6           Public Announcements............................................................45
SECTION 7.7           Transfer Statutes...............................................................46
SECTION 7.8           Indemnification, Directors' and Officers' Insurance.............................46
SECTION 7.9           Employee Benefit Plans..........................................................47
SECTION 7.10          Succession......................................................................48
SECTION 7.11          Stock Exchange Listing..........................................................49
SECTION 7.12          Post-Merger Bell Atlantic Board of Directors....................................49
SECTION 7.13          No Shelf Registration...........................................................50
SECTION 7.14          Affiliates......................................................................50
SECTION 7.15          Blue Sky........................................................................51
SECTION 7.16          Pooling of Interests............................................................51
SECTION 7.17          Tax-Free Reorganization.........................................................51

                                               ARTICLE VIII
                                           CONDITIONS TO MERGER

SECTION 8.1           Conditions to Obligations of Each Party to Effect the Merger....................52
SECTION 8.2           Additional Conditions to Obligations of GTE.....................................53
SECTION 8.3           Additional Conditions to Obligations of Bell Atlantic...........................55

                                                ARTICLE IX
                                    TERMINATION, AMENDMENT AND WAIVER

SECTION 9.1           Termination.....................................................................56
SECTION 9.2           Effect of Termination...........................................................57
SECTION 9.3           Amendment.......................................................................59

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SECTION 9.4           Waiver..........................................................................59

                                                ARTICLE X
                                            GENERAL PROVISIONS
SECTION 10.1          Non-Survival of Representations, Warranties
                        and Agreements................................................................60
SECTION 10.2          Notices.........................................................................60
SECTION 10.3          Expenses........................................................................61
SECTION 10.4          Certain Definitions.............................................................61
SECTION 10.5          Headings........................................................................63
SECTION 10.6          Severability....................................................................63
SECTION 10.7          Entire Agreement; No Third-Party Beneficiaries..................................63
SECTION 10.8          Assignment......................................................................64
SECTION 10.9          Governing Law...................................................................64
SECTION 10.10         Counterparts....................................................................64
SECTION 10.11         Interpretation..................................................................64
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                                         INDEX OF DEFINED TERMS

Defined Term                                                                                        Page
------------                                                                                        ----

$.....................................................................................................64
1933 Act..............................................................................................61
affiliate.............................................................................................62
Agreement............................................................................................. 1
Alternative Transaction...............................................................................39
Amended Bylaws........................................................................................48
Bear Stearns..........................................................................................28
Bell Atlantic ........................................................................................ 1
Bell Atlantic  Disclosure  Schedule...................................................................21
Bell Atlantic Acquisition Agreement...................................................................41
Bell Atlantic Common Stock............................................................................ 3
Bell Atlantic Contracts...............................................................................31
Bell Atlantic Director................................................................................50
Bell Atlantic Equity Rights...........................................................................22
Bell Atlantic ERISA Affiliate.........................................................................26
Bell Atlantic Filed SEC Reports.......................................................................24
Bell Atlantic Intellectual Property...................................................................29
Bell Atlantic Option Agreement........................................................................ 1
Bell Atlantic Plan....................................................................................26
Bell Atlantic SEC Reports.............................................................................24
Bell Atlantic Stockholder Approval....................................................................23
Bell Atlantic Stockholders' Meeting...................................................................41
Bell Atlantic Subsequent Determination................................................................41
Bell Atlantic Subsidiary..............................................................................63
Bell Atlantic Superior Proposal.......................................................................41
Bell Atlantic Termination Fee.........................................................................59
Benefit Plans.........................................................................................34
Bylaws Amendment...................................................................................... 9
Certificate Amendment................................................................................. 9
Closing...............................................................................................43
Closing Date..........................................................................................43
Code.................................................................................................. 1
commercially reasonable efforts.......................................................................62
Common Shares Trust................................................................................... 6
Computer Software ............................................................................... 19, 29
Consents..............................................................................................52
control...............................................................................................62
CPUC..................................................................................................52
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
DGCL.................................................................................................. 9
Disclosure Schedules..................................................................................21
Effective Time........................................................................................ 2
Environmental Law.....................................................................................16
ERISA.................................................................................................15
Excess Shares......................................................................................... 6
Exchange Act..........................................................................................61
Exchange Agent........................................................................................ 4
Exchange Fund......................................................................................... 5
Exchange Ratio........................................................................................ 3
Extended Termination Date.............................................................................56
Final Termination Date................................................................................56
GAAP.................................................................................................. 1
Goldman Sachs.........................................................................................17
Governmental Entity...................................................................................12
GTE................................................................................................... 1
GTE  Disclosure  Schedule............................................................................. 9
GTE Acquisition Agreement.............................................................................42
GTE Common Stock...................................................................................... 3
GTE Contracts.........................................................................................20
GTE Director..........................................................................................50
GTE Equity Rights.....................................................................................10
GTE ERISA Affiliate...................................................................................15
GTE Filed SEC Reports.................................................................................13
GTE Intellectual Property.............................................................................18
GTE Option Agreement.................................................................................. 1
GTE Plan..............................................................................................15
GTE Rights Agreement..................................................................................10
GTE SEC Reports.......................................................................................13
GTE Stockholder Approval..............................................................................11
GTE Stockholders' Meeting.............................................................................42
GTE Subsequent Determination..........................................................................42
GTE Subsidiary........................................................................................63
GTE Superior Proposal.................................................................................43
GTE Termination Fee...................................................................................58
Hazardous Substance...................................................................................16
HSR Act...............................................................................................62
incentive stock options............................................................................... 8
Initial Termination Date..............................................................................56
interested stockholder................................................................................31
Joint Proxy Statement.................................................................................14
knowledge.............................................................................................62
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
Legal Requirements....................................................................................13
Material Adverse Effect...............................................................................62
Material Investment...................................................................................62
Merged Corporation.................................................................................... 2
Merger................................................................................................ 2
Merger Subsidiary..................................................................................... 1
Merrill Lynch.........................................................................................28
Nondisclosure Agreement...............................................................................37
NYBCL................................................................................................. 2
NYSE.................................................................................................. 6
Old Certificate....................................................................................... 4
Option Agreements..................................................................................... 1
Parties............................................................................................... 2
Party................................................................................................. 2
Party Representatives.................................................................................45
Permits...............................................................................................14
person................................................................................................63
POR...................................................................................................63
Pre-Surrender Dividends............................................................................... 5
Registration Statement................................................................................14
Requisite Regulatory Approvals........................................................................52
Salomon Smith Barney..................................................................................17
SAR................................................................................................... 8
SEC...................................................................................................12
Significant Subsidiary................................................................................63
Stock Issuance........................................................................................23
Subsidiary............................................................................................63
Surviving Corporation................................................................................. 2
Surviving Corporation Common Stock.................................................................... 4
Tax Return............................................................................................18
Taxes.................................................................................................18
Termination Date......................................................................................56
the date hereof....................................................................................... 1
Third Party...........................................................................................39
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                          AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of July 27, 1998 ("the date hereof"), is entered into by and among Bell Atlantic Corporation, a Delaware corporation ("Bell Atlantic"), Beta Gamma Corporation, a New York corporation and a wholly owned subsidiary of Bell Atlantic ("Merger Subsidiary"), and GTE Corporation, a New York corporation ("GTE").

         WHEREAS,  the  Board  of  Directors  of each of Bell  Atlantic,  Merger
Subsidiary and GTE has determined that it is in the best interests of its stockholders that Bell Atlantic and GTE enter into a business combination under which a subsidiary of Bell Atlantic will merge with and into GTE pursuant to the Merger (as defined in Section 1.1 hereof) and Bell Atlantic and GTE desire to enter into the "merger of equals" transaction contemplated hereby, and, in connection therewith, to make certain representations, warranties and agreements;

         WHEREAS, as a condition to, and immediately after, the execution of this Agreement, and as a condition to the execution of the Bell Atlantic Option Agreement (as defined below), GTE and Bell Atlantic are entering into a stock option agreement (the "GTE Option Agreement") in the form attached hereto as Exhibit A;

         WHEREAS, as a condition to, and immediately after, the execution of this Agreement, and as a condition to the execution of the GTE Option Agreement, GTE and Bell Atlantic are entering into a stock option agreement (the "Bell Atlantic Option Agreement", and together with the GTE Option Agreement, the "Option Agreements") in the form attached hereto as Exhibit B;

         WHEREAS, the Board of Directors of each of Bell Atlantic, Merger Subsidiary and GTE has determined that the Merger and the other transactions contemplated hereby are consistent with, and in furtherance of, its business strategies and goals and has approved the Merger upon the terms and conditions set forth herein;

         WHEREAS, for federal income tax purposes, it is intended that the Merger shall constitute a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a pooling of interests under United States generally accepted accounting principles ("GAAP");

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


         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                             ARTICLE I -- THE MERGER

         SECTION 1.1 -- THE MERGER. At the Effective Time (as defined in Section
1.2 hereof) and subject to and upon the terms and conditions of this Agreement and the New York Business Corporation Law ("NYBCL"), Merger Subsidiary will be merged with and into GTE (the "Merger"), whereby the separate corporate existence of Merger Subsidiary shall cease and GTE shall continue as the surviving corporation which shall be a wholly-owned subsidiary of Bell Atlantic. GTE as the surviving corporation after the Merger is herein sometimes referred to as the "Surviving Corporation" and Merger Subsidiary as the non-surviving corporation after the Merger is herein sometimes referred to as the "Merged Corporation." GTE, Bell Atlantic and Merger Subsidiary are herein referred to collectively as the "Parties" and each individually as a "Party."

         SECTION 1.2 -- EFFECTIVE TIME. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VIII hereof and the consummation of the Closing referred to in Section 7.2(b) hereof, the Parties shall cause the Merger to be consummated by filing a Certificate of Merger with the Secretary of State of the State of New York with respect to the Merger, in such form as required by, and executed in accordance with, the relevant provisions of the NYBCL (the time of such filing being the "Effective Time").

         SECTION 1.3 -- EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the NYBCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of GTE and Merger Subsidiary shall continue with, or vest in, as the case may be, GTE as the Surviving Corporation, and all debts, liabilities and duties of GTE and Merger Subsidiary shall continue to be, or become, as the case may be, the debts, liabilities and duties of GTE as the Surviving Corporation. As of the Effective Time, the Surviving Corporation shall be a direct wholly-owned subsidiary of Bell Atlantic.

         SECTION 1.4 -- SUBSEQUENT ACTIONS. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to continue in, vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties, privileges, franchises or assets of either of its constituent corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be directed and authorized to execute and deliver, in the name and on behalf of either of such constituent corporations, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties, privileges, franchises or assets in the Surviving Corporation or otherwise to carry out this Agreement.

         SECTION 1.5 --  CERTIFICATE  OF  INCORPORATION;  BYLAWS;  DIRECTORS AND
OFFICERS OF SURVIVING CORPORATION. Unless otherwise agreed by GTE and Bell Atlantic before the Effective Time, at the Effective Time:

         (a) the Certificate of Incorporation of GTE as the Surviving Corporation shall be the Certificate of Incorporation of GTE as in effect immediately prior to the Effective Time, until thereafter amended as provided by law and such Certificate of Incorporation;

         (b) the Bylaws of GTE as the Surviving Corporation shall be the Bylaws of GTE immediately prior to the Effective Time, until thereafter amended as provided by law and the Certificate of Incorporation and the Bylaws of such Surviving Corporation; and

         (c) the directors and officers of GTE immediately prior to the Effective Time shall continue to serve in their respective offices of the Surviving Corporation from and after the Effective Time, in each case until their successors are elected or appointed and qualified or until their resignation or removal. If at the Effective Time a vacancy shall exist on the Board of Directors or in any office of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided by law and the Bylaws of the Surviving Corporation.

                 ARTICLE II -- EFFECT ON STOCK OF THE SURVIVING
                     CORPORATION AND THE MERGED CORPORATION

         SECTION 2.1 -- CONVERSION OF SECURITIES. The manner and basis of converting the shares of common stock of the Surviving Corporation and of the Merged Corporation at the Effective Time, by virtue of the Merger and without any action on the part of any of the Parties or the holder of any of such securities, shall be as hereinafter set forth in this Article II.

         SECTION 2.2 -- CONVERSION OF SHARES. (a) Subject to Section 2.7, each share of common stock, par value $0.05 per share, of GTE ("GTE Common Stock") issued and outstanding immediately before the Effective Time (excluding those cancelled pursuant to Section 2.3) and all rights in respect thereof, shall at the Effective Time, without any action on the part of any holder thereof, be converted into and become 1.22 shares of common stock, par value $0.10 per share, of Bell Atlantic ("Bell Atlantic Common Stock"). Such ratio of GTE Common Stock to Bell Atlantic Common Stock is herein referred to as the "Exchange Ratio."

         (b) As of the Effective Time, all shares of GTE Common Stock converted pursuant to Section 2.2(a) shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate (each, an "Old Certificate") representing any such shares of GTE Common Stock shall cease to have any rights with respect thereto, except the right to receive shares of Bell Atlantic Common Stock, in accordance with
Section  2.2(a),  certain  dividends or other  distributions  in accordance with
Section 2.5(b) and any cash in lieu of fractional shares of Bell Atlantic Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.5, without interest.

         (c) For all purposes of this Agreement, unless otherwise specified, each share of GTE Common Stock held by employee stock ownership plans of GTE (i) shall be deemed to be issued and outstanding, (ii) shall not be deemed to be held in the treasury of GTE and (iii) shall be converted into shares of Bell Atlantic Common Stock in accordance with the Exchange Ratio.

         SECTION 2.3 -- CANCELLATION OF TREASURY SHARES AND BELL ATLANTIC-OWNED SHARES. At the Effective Time, each share of GTE Common Stock held in the treasury of GTE or owned by Bell Atlantic immediately prior to the Effective Time shall be cancelled and retired and no shares of stock or other securities of Bell Atlantic or the Surviving Corporation shall be issuable, and no payment or other consideration shall be made, with respect thereto.

         SECTION 2.4 --  CONVERSION  OF COMMON  STOCK OF THE MERGED  CORPORATION
INTO COMMON STOCK OF THE SURVIVING CORPORATION. At the Effective Time, each share of common stock of Merger Subsidiary issued and outstanding immediately prior to the Effective Time, and all rights in respect thereof, shall, without any action on the part of Bell Atlantic, forthwith cease to exist and be converted into 1,000 validly issued, fully paid and nonassessable shares of common stock, par value $0.05 per share, of the Surviving Corporation (the "Surviving Corporation Common Stock"). Immediately after the Effective Time and upon surrender by Bell Atlantic of the certificate representing the shares of the common stock of Merger Subsidiary, GTE as the Surviving Corporation shall deliver to Bell Atlantic an appropriate certificate or certificates representing the Surviving Corporation Common Stock created by conversion of the common stock of Merger Subsidiary owned by Bell Atlantic.

         SECTION 2.5 -- EXCHANGE PROCEDURES. (a) Subject to the terms and conditions hereof, at or prior to the Effective Time Bell Atlantic and GTE shall jointly appoint an exchange agent (the "Exchange Agent") to effect the exchange of Old Certificates for Bell Atlantic Common Stock in accordance with the provisions of this Article II. At the Effective Time, Bell Atlantic shall deposit, or cause to be deposited, with the Exchange Agent certificates representing Bell Atlantic Common Stock for exchange for Old Certificates in accordance with the provisions of Section 2.2 hereof (such certificates, together with any dividends or distributions with respect thereto, being herein referred to as the "Exchange Fund"). Commencing immediately after the Effective Time and until the appointment of the Exchange Agent shall be terminated, each holder of an Old Certificate may surrender the same to the Exchange Agent, and, after the appointment of the Exchange Agent shall be terminated, any such holder may surrender any such certificate to Bell Atlantic. Such holder shall be entitled upon such surrender to receive in exchange therefor a certificate or certificates representing the number of whole shares of Bell Atlantic Common Stock such holder has a right to receive in accordance with Section 2.2 hereof, certain dividends or other distributions in accordance with Section 2.5(b) hereof, and a cash payment in lieu of fractional shares, if any, in accordance with Section 2.7 hereof, and such Old Certificate shall forthwith be cancelled. The whole shares of Bell Atlantic Common Stock to be delivered to such holder shall be delivered in book entry form, unless such holder shall timely elect in writing to receive the certificates representing such shares.

Unless and until any such Old Certificate is so surrendered, and except as may be determined by Bell Atlantic for a period not to exceed six months after the Effective Time, no dividend or other distribution, if any, payable to the holders of record of Bell Atlantic Common Stock as of any date subsequent to the Effective Time shall be paid to the holder of such certificate in respect thereof. Except as otherwise provided in Section 2.6 hereof, upon the surrender of any such Old Certificate, however, the record holder of the certificate or certificates representing shares of Bell Atlantic Common Stock issued in exchange therefor shall receive from the Exchange Agent or from Bell Atlantic, as the case may be, payment of the amount of dividends and other distributions, if any, which as of any date subsequent to the Effective Time and until such surrender shall have become payable and were not paid with respect to such number of shares of Bell Atlantic Common Stock ("Pre-Surrender Dividends"). No interest shall be payable with respect to the payment of Pre-Surrender Dividends upon the surrender of Old Certificates. After the appointment of the Exchange Agent shall have been terminated, any holders of Old Certificates which have not received payment of Pre-Surrender Dividends shall look only to Bell Atlantic for payment thereof. Notwithstanding the foregoing provisions of this Section 2.5
(b), neither the Exchange Agent nor any Party shall be liable to a holder of an Old Certificate for any Bell Atlantic Common Stock, any dividends or distributions thereon or any cash payment for fractional shares as contemplated by Section 2.7, delivered to a public official pursuant to any applicable abandoned property, escheat or similar law or to a transferee pursuant to
Section 2.6 hereof.

         (b) Notwithstanding anything herein to the contrary, certificates surrendered for exchange by any "affiliate" of GTE shall not be exchanged until Bell Atlantic shall have received a signed agreement from such "affiliate" as provided in Section 7.14 hereof.

         SECTION 2.6 -- TRANSFER BOOKS. The stock transfer books of GTE shall be closed at the Effective Time and no transfer of any shares of GTE Common Stock will thereafter be recorded on any of such stock transfer books. In the event of a transfer of ownership of GTE

Common Stock that is not registered in the stock transfer records of GTE at the Effective Time, a certificate or certificates representing the number of whole shares of Bell Atlantic Common Stock into which such shares of GTE Common Stock shall have been converted shall be issued to the transferee together with a cash payment in lieu of fractional shares, if any, in accordance with Section 2.7 hereof, and a cash payment in the amount of Pre-Surrender Dividends, if any, in accordance with Section 2.5 (b) hereof, if the Old Certificate therefor is surrendered as provided in Section 2.5 hereof, accompanied by all documents required to evidence and effect such transfer and by evidence of payment of any applicable stock transfer tax. The whole shares of Bell Atlantic Common Stock to be delivered to such holder shall be delivered in book entry form, unless such holder shall timely elect in writing to receive the certificates representing such shares.

         SECTION 2.7 -- NO FRACTIONAL SHARE CERTIFICATES. (a) No scrip or fractional share certificate for Bell Atlantic Common Stock will be issued in certificated or book entry form upon the surrender for exchange of Old Certificates, and an outstanding fractional share interest will not entitle the owner thereof to vote, to receive dividends or to any rights of a stockholder of Bell Atlantic or of the Surviving Corporation with respect to such fractional share interest.

         (b) As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of (i) the number of whole shares of Bell Atlantic Common Stock to be issued and delivered to the Exchange Agent pursuant to Section 2.5 hereof over (ii) the aggregate number of whole shares of Bell Atlantic Common Stock to be distributed to holders of GTE Common Stock pursuant to Section 2.5 hereof (such excess being herein called "Excess Shares"). Following the Effective Time, the Exchange Agent, as agent for the holders of GTE Common Stock, shall sell the Excess Shares at then prevailing prices on the New York Stock Exchange (the "NYSE"), all in the manner provided in subsection (c) of this Section 2.7.

         (c) The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. The Exchange Agent shall use all reasonable efforts to complete the sale of the Excess Shares as promptly following the Effective Time as, in the Exchange Agent's reasonable judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. The Exchange Agent shall, out of the proceeds from the sale of the Excess Shares, pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of the Excess Shares. Until the net proceeds of such sale or sales have been distributed to the holders of GTE Common Stock, the Exchange Agent will hold such proceeds in trust for the holders of GTE Common Stock (the "Common Shares Trust"). The Exchange Agent shall determine the portion of the Common Shares Trust to which each holder of GTE Common Stock shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Shares Trust by a fraction the numerator of which is the amount of fractional share interests to which such holder of GTE Common Stock is entitled (after taking into account all shares of GTE Common Stock held at the Effective Time by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all holders of GTE Common Stock are entitled.

         (d)  Notwithstanding  the provisions of subsections (b) and (c) of this
Section 2.7, GTE and Bell Atlantic may agree at their option, exercised prior to the Effective Time, in lieu of the issuance and sale of Excess Shares and the making of the payments contemplated in such subsections, that Bell Atlantic shall pay to the Exchange Agent an amount sufficient for the Exchange Agent to pay each holder of GTE Common Stock an amount in cash equal to the product obtained by multiplying (i) the fractional share interest to which such holder would otherwise be entitled (after taking into account all shares of GTE Common Stock held at the Effective Time by such holder) by (ii) the closing price for a share of Bell Atlantic Common Stock on the NYSE Composite Transaction Tape on the first business day immediately following the Effective Time, and, in such case, all references herein to the cash proceeds of the sale of the Excess Shares and similar references shall be deemed to mean and refer to the payments calculated as set forth in this subsection (d). In such event, Excess Shares shall not be issued or otherwise transferred to the Exchange Agent pursuant to
Section 2.5 (a) hereof or, if previously issued, shall be returned to Bell Atlantic for cancellation.

         (e) As soon as practicable after the determination of the amounts of cash, if any, to be paid to holders of GTE Common Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts, net of any required withholding, to such holders of GTE Common Stock, subject to and in accordance with the terms of Section 2.5 hereof.

         (f) Any portion of the Exchange Fund and the Common Shares Trust which remains undistributed for six months after the Effective Time shall be delivered to Bell Atlantic, upon demand, and any holders of GTE Common Stock who have not theretofore complied with the provisions of this Article II shall thereafter look only to Bell Atlantic for satisfaction of their claims for Bell Atlantic Common Stock, any cash in lieu of fractional shares of Bell Atlantic Common Stock and any Pre-Surrender Dividends.

         SECTION 2.8 -- OPTIONS TO PURCHASE GTE COMMON STOCK. (a) At the Effective Time, each option or warrant granted by GTE to purchase shares of GTE Common Stock which is outstanding and unexercised immediately prior to the Effective Time shall be assumed by Bell Atlantic and converted into an option or warrant to purchase shares of Bell Atlantic Common Stock in such amount and at such exercise price as provided below and otherwise having the same terms and conditions as are in effect immediately prior to the Effective Time (except to the extent that such terms, conditions and restrictions may be altered in accordance with their terms as a result of the transactions contemplated hereby):

            (i) the number of shares of Bell Atlantic Common Stock to be subject to the new option or warrant shall be equal to the product of (x) the number of shares of GTE Common Stock subject to the original option or warrant and (y) the Exchange Ratio;


            (ii) the exercise price per share of Bell Atlantic Common Stock under the new option or warrant shall be equal to (x) the exercise price per share of the GTE Common Stock under the original option or warrant divided by (y) the Exchange Ratio; and

            (iii) upon each exercise of options or warrants by a holder thereof, the aggregate number of shares of Bell Atlantic Common Stock deliverable upon such exercise shall be rounded down, if necessary, to the nearest whole share and the aggregate exercise price shall be rounded up, if necessary, to the nearest cent.

The adjustments provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner consistent with Section 424(a) of the Code.

         (b) At the Effective Time, each stock appreciation right ("SAR") with respect to GTE Common Stock which is outstanding and unexercised immediately before the Effective Time shall be converted into an SAR with respect to shares of Bell Atlantic Common Stock on the same terms and conditions as are in effect immediately prior to the Effective Time, with the adjustments set forth in subsection (a) of this Section 2.8.

         SECTION 2.9 -- RESTRICTED STOCK. At the Effective Time, any shares of GTE Common Stock awarded pursuant to any plan, arrangement or transaction, and outstanding immediately prior to the Effective Time shall be converted into shares of Bell Atlantic Common Stock in accordance with Section 2.2 hereof, subject to the same terms, conditions and restrictions as in effect immediately prior to the Effective Time, except to the extent that such terms, conditions and restrictions may be altered in accordance with their terms as a result of the transactions contemplated hereby.

         SECTION 2.10 -- CERTAIN ADJUSTMENTS. If between the date hereof and the Effective Time, the outstanding shares of GTE Common Stock or of Bell Atlantic Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, the Exchange Ratio shall be adjusted accordingly to provide to the holders of GTE Common Stock and Bell Atlantic Common Stock the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend.

                    ARTICLE III -- CERTAIN ADDITIONAL MATTERS

         SECTION 3.1 -- CERTIFICATE OF INCORPORATION AND BYLAWS OF BELL ATLANTIC. At the Effective Time and subject to and upon the terms and conditions of this Agreement and the General Corporation Law of the State of Delaware ("DGCL"), Bell Atlantic shall cause the Certificate of Incorporation of Bell Atlantic and the Bylaws of Bell Atlantic to be amended and restated to incorporate the provisions set forth in Appendices I-A and I-B hereto, respectively. Such amendment and restatement of the Bell Atlantic Certificate of Incorporation and amendment and restatement of the Bell Atlantic Bylaws are referred to herein as the "Certificate Amendment" and the "Bylaws Amendment," respectively.

         SECTION 3.2 -- DIVIDENDS. Each of GTE and Bell Atlantic shall coordinate with the other the declaration of, and the setting of record dates and payment dates for, dividends on GTE Common Stock and Bell Atlantic Common Stock so that holders of GTE Common Stock do not (i) receive dividends on both GTE Common Stock and Bell Atlantic Common Stock received in connection with the Merger in respect of any calendar quarter or (ii) fail to receive a dividend on either GTE Common Stock or Bell Atlantic Common Stock received in connection with the Merger in respect of any calendar quarter.

         SECTION  3.3  --  HEADQUARTERS.   GTE  and  Bell  Atlantic  agree  that
immediately following the Effective Time the headquarters of Bell Atlantic shall be located in New York, New York.

         SECTION 3.4 -- CORPORATE IDENTITY. GTE and Bell Atlantic agree that at the Effective Time, the corporate name of Bell Atlantic shall be as shall have been agreed by the Parties.

               ARTICLE IV -- REPRESENTATIONS AND WARRANTIES OF GTE

         Except as expressly disclosed in the GTE Filed SEC Reports (as defined below) (including all exhibits referred to therein) or as set forth in the disclosure schedule delivered by GTE to Bell Atlantic on the date hereof (the "GTE Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty or covenant as specified therein), GTE hereby represents and warrants to Bell Atlantic as follows:

         SECTION 4.1 -- ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of GTE and each of its Significant Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of the GTE Subsidiaries which is not a Significant Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, except for such failure which, when taken together with all other such failures, would not reasonably be expected to have a Material Adverse Effect on GTE. Each of GTE and its Subsidiaries has the
requisite corporate power and authority and any necessary governmental authority, franchise, license, certificate or permit to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted, and is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failure which, when taken together with all other such failures, would not reasonably be expected to have a Material Adverse Effect on GTE.

         SECTION 4.2 -- CERTIFICATE OF INCORPORATION AND BYLAWS. GTE has heretofore furnished, or otherwise made available, to Bell Atlantic a complete and correct copy of the Certificate of Incorporation and the Bylaws, each as amended to the date hereof, of GTE. Such Certificate of Incorporation and Bylaws are in full force and effect. Neither GTE nor any of its Significant Subsidiaries is in violation of any of the provisions of its respective Certificate of Incorporation or, in any material respect, its Bylaws.

         SECTION 4.3 -- CAPITALIZATION. (a) The authorized capital stock of GTE consists of (i) 9,217,764 shares of preferred stock, par value $50.00 per share, none of which are outstanding or reserved for issuance, (ii) 11,727,502 shares of preferred stock, no par value per share, none of which are outstanding and 700,000 of which have been reserved for issuance in accordance with the Rights Agreement (as defined below), and (iii) 2,000,000,000 shares of GTE Common Stock, of which, as of June 30, 1998, (A) 963,241,244 shares were issued and outstanding, (B) 25,658,980 shares were held in the treasury of GTE, (C) not more than 50,000,000 shares were issuable upon the exercise of options outstanding under the GTE option plans, and (D) 31,603,945 shares were reserved for issuance in connection with other GTE Plans (as defined in Section 4.11(b) below). Except for GTE Equity Rights issued to GTE employees in the ordinary course of business or, after the date hereof, as permitted by Section 6.2 hereof or pursuant to the Bell Atlantic Option Agreement, (i) since June 30, 1998, no shares of GTE Common Stock have been issued, except upon the exercise of options described in the immediately preceding sentence, and (ii) there are no outstanding GTE Equity Rights. For purposes of this Agreement, "GTE Equity Rights" shall mean subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire any shares of the capital stock of GTE from GTE or any of GTE's Subsidiaries at any time, or upon the happening of any stated event, except for rights granted under the Rights Agreement, dated as of December 7, 1989 (the "GTE Rights Agreement"), between GTE and the Rights Agent (as defined therein), and the Bell Atlantic Option Agreement. Section 4.3 of the GTE Disclosure Schedule sets forth a complete and accurate list of certain information with respect to all outstanding GTE Equity Rights as of June 30, 1998.

         (b) Except as set forth in Section 4.3 of the GTE Disclosure Schedule, pursuant to the Bell Atlantic Option Agreement, or, after the date hereof, as permitted by Section 6.2 hereof, there are no outstanding obligations of GTE or any of GTE's Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of GTE.

         (c) All of the issued and outstanding shares of GTE Common Stock are validly issued, fully paid and nonassessable.

         (d) All of the outstanding capital stock of each of GTE's Significant Subsidiaries, and all of the outstanding capital stock of GTE's Subsidiaries owned directly or indirectly by GTE, is duly authorized, validly issued, fully paid and nonassessable. All of the outstanding capital stock of each of GTE's Significant Subsidiaries is owned by GTE free and clear of any liens, security interests, pledges, agreements, claims, charges or encumbrances. All of the outstanding capital stock of GTE's Subsidiaries owned directly or indirectly by GTE is owned free and clear of any liens, security interests, pledges, agreements, claims, charges or encumbrances, except where such liens, security interests, pledges, agreements, claims, charges or encumbrances would not, individually or in the aggregate, have a Material Adverse Effect on GTE. Except as hereafter issued or entered into in accordance with Section 6.2 hereof, there are no existing subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from GTE or any of GTE's Subsidiaries at any time, or upon the happening of any stated event, any shares of the capital stock of any GTE Subsidiary, whether or not presently issued or outstanding (except for rights of first refusal to purchase interests in Subsidiaries which are not wholly owned by GTE), or any of GTE's direct or indirect interests in any Material Investment, and there are no outstanding obligations of GTE or any of GTE's Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of any of GTE's Subsidiaries or securities related to any investments, other than such as would not, individually or in the aggregate, have a Material Adverse Effect on GTE.

         SECTION 4.4 -- AUTHORITY RELATIVE TO THIS AGREEMENT. GTE has the necessary corporate power and authority to enter into this Agreement and, subject to obtaining the requisite approval of the Merger Agreement by GTE's stockholders required by the NYBCL (the "GTE Stockholder Approval"), to perform its obligations hereunder. The execution and delivery of this Agreement by GTE, and the consummation by GTE of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of GTE, subject to obtaining the GTE Stockholder Approval. This Agreement has been duly executed and delivered by GTE and, assuming the due authorization, execution and delivery thereof by each of Bell Atlantic and Merger Subsidiary, constitutes a legal, valid and binding obligation of GTE, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

         SECTION 4.5 -- NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) Except as described in subsection (b) below, the execution and delivery of this Agreement by GTE do not, and the performance of this Agreement by GTE will not,
(i) violate or conflict with the Certificate of  Incorporation or Bylaws of GTE,
(ii) conflict with or violate any law, regulation, court order, judgment or decree applicable to GTE or any of its Subsidiaries or by which any of their respective property or assets (including investments) is bound or affected,
(iii) violate or conflict with the Certificate of Incorporation or Bylaws of any of GTE's Subsidiaries, (iv) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets (including investments) of GTE or any of its Subsidiaries pursuant to, result in the loss of any material benefit under, or result in any modification or alteration of, or require the consent of any other party to, any contract, instrument, permit, license or franchise to which GTE or any of its Subsidiaries is a party or by which GTE, any of such Subsidiaries or any of their respective property or assets (including investments) is bound or affected, except, in the case of clauses (ii), (iii), and (iv) above, for conflicts, violations, breaches, defaults, results or consents which, individually or in the aggregate, would not have a Material Adverse Effect on GTE.

         (b) Except for applicable requirements, if any, of state or foreign public utility commissions or laws or similar local or state or foreign regulatory bodies or laws, state or foreign antitrust or foreign investment laws and commissions, the Federal Communications Commission, stock exchanges upon which securities of GTE are listed, the Exchange Act, the premerger notification requirements of the HSR Act, filing and recordation of appropriate merger or other documents as required by the NYBCL and any filings required pursuant to any state securities or "blue sky" laws or the rules of any applicable stock exchanges, (i) neither GTE nor any of its Significant Subsidiaries is required to submit any notice, report or other filing with any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental U.S. or foreign self-regulatory agency, commission or authority or any arbitral tribunal (each, a "Governmental Entity") in connection with the execution, delivery or performance of this Agreement and (ii) no waiver, consent, approval or authorization of any Governmental Entity is required to be obtained by GTE or any of its Significant Subsidiaries in connection with its execution, delivery or performance of this Agreement.

         SECTION 4.6 -- SEC FILINGS; FINANCIAL STATEMENTS. (a) GTE has filed all forms, reports and documents required to be filed with the Securities and Exchange Commission ("SEC") since January 1, 1995, and has heretofore delivered or made available to Bell Atlantic, in the form filed with the SEC, together with any amendments thereto, its (i) Annual Reports on Form 10-K for the fiscal years ended December 31, 1995, 1996 and 1997, (ii) all proxy statements relating to GTE's meetings of stockholders (whether annual or special) held since January 1, 1995, (iii) Quarterly Report on Form 10-Q for the fiscal quarter ended March

31, 1998, and (iv) all other reports or registration statements filed by GTE with the SEC since January 1, 1995, including without limitation all Annual Reports on Form 11-K filed with respect to the GTE Plans (collectively, the "GTE SEC Reports", with such GTE SEC Reports filed with the SEC prior to the date hereof being referred to as "GTE Filed SEC Reports"). The GTE SEC Reports (i) were prepared substantially in accordance with the requirements of the 1933 Act or the Exchange Act (as defined in Section 10.4 hereof), as the case may be, and the rules and regulations promulgated under each of such respective acts, and
(ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (b) The financial statements, including all related notes and schedules, contained in the GTE SEC Reports (or incorporated by reference therein) fairly present the consolidated financial position of GTE and its Subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows of GTE and its Subsidiaries for the periods indicated in accordance with GAAP applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes thereto) and subject in the case of interim financial statements to normal year-end adjustments.

         SECTION 4.7 -- ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the GTE Filed SEC Reports and in Section 4.7 of the GTE Disclosure Schedule, since December 31, 1997, and except as permitted by this Agreement or consented to hereunder, GTE and its Subsidiaries have not incurred any material liability required to be disclosed on a balance sheet of GTE and its Subsidiaries or the footnotes thereto prepared in conformity with GAAP, except in the ordinary course of their businesses consistent with their past practices, and there has not been any change, or any event involving a prospective change, in the business, financial condition or results of operations of GTE or any of its Subsidiaries which has had, or is reasonably likely to have, a Material Adverse Effect on GTE, and GTE and its Subsidiaries have conducted their respective businesses in the ordinary course consistent with their past practices.

         SECTION 4.8 -- LITIGATION. There are no claims, actions, suits, proceedings or investigations pending or, to GTE's knowledge, threatened against GTE or any of its Subsidiaries, or any properties or rights of GTE or any of its Subsidiaries, by or before any Governmental Entity, except for those that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on GTE or prevent, materially delay or intentionally delay the ability of GTE to consummate transactions contemplated hereby.

         SECTION 4.9 -- PERMITS; NO VIOLATION OF LAW. The businesses of GTE and its Subsidiaries are not being conducted in violation of any statute, law, ordinance, regulation, judgment, order or decree of any Governmental Entity (including any stock exchange or other self-regulatory body) ("Legal Requirements"), or in violation of any permits, franchises, licenses, authorizations, certificates, variances, exemptions, orders, registrations or consents that are granted by any Governmental Entity (including any stock exchange or other self-regulatory body) ("Permits"), except for possible violations none of which, individually or in the aggregate, may reasonably be expected to have a Material Adverse Effect on GTE. No investigation or review by any Governmental Entity (including any stock exchange or other self-regulatory body) with respect to GTE or its Subsidiaries in relation to any alleged violation of law or regulation is pending or, to GTE's knowledge, threatened, nor has any Governmental Entity (including any stock exchange or other self-regulatory body) indicated an intention to conduct the same, except for such investigations which, if they resulted in adverse findings, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on GTE. Except as set forth in Section 4.9 of the GTE Disclosure Schedule, neither GTE nor any of its Subsidiaries is subject to any cease and desist or other order, judgment, injunction or decree issued by, or is a party to any written Agreement, consent Agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has adopted any board resolutions at the request of, any Governmental Entity that materially restricts the conduct of its business or which may reasonably be expected to have a Material Adverse Effect on GTE, nor has GTE or any of its Subsidiaries been advised that any Governmental Entity is considering issuing or requesting any of the foregoing. None of the representations and warranties made in this Section 4.9 are being made with respect to Environmental Laws.

         SECTION 4.10 -- JOINT PROXY STATEMENT. None of the information supplied or to be supplied by or on behalf of GTE for inclusion or incorporation by reference in the registration statement to be filed with the SEC by Bell Atlantic in connection with the issuance of shares of Bell Atlantic Common Stock in the Merger (the "Registration Statement") will, at the time the Registration Statement becomes effective under the 1933 Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by or on behalf of GTE for inclusion or incorporation by reference in the joint proxy statement, in definitive form, relating to the meetings of GTE and Bell Atlantic stockholders to be held in connection with the Merger, or in the related proxy and notice of meeting, or soliciting material used in connection therewith (referred to herein collectively as the "Joint Proxy Statement") will, at the dates mailed to stockholders and at the times of the GTE stockholders' meeting and the Bell Atlantic stockholders' meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Registration Statement and the Joint Proxy Statement (except for information relating solely to Bell Atlantic) will comply as to form in all material respects with the provisions of the 1933 Act and the Exchange Act and the rules and regulations promulgated thereunder.

         SECTION 4.11 -- EMPLOYEE MATTERS; ERISA. (a) Except where the failure to be true would not, individually or in the aggregate, have a Material Adverse Effect on GTE, (i) each GTE Plan has been operated and administered in accordance with applicable law, including but not limited to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, (ii) each GTE Plan intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified, (iii) except as required by COBRA, no GTE Plan provides death or medical benefits (whether or not insured), with respect to current or former employees of GTE or of any trade or business, whether or not incorporated, which together with GTE would be deemed a "single employer" within the meaning of Section 4001 of ERISA (a "GTE ERISA Affiliate"), beyond their retirement or other termination of service, (iv) no liability under Title IV of ERISA has been incurred by GTE or any GTE ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to GTE or any GTE ERISA Affiliate of incurring any such liability (other than PBGC premiums), (v) all contributions or other amounts due from GTE or any GTE ERISA Affiliate with respect to each GTE Plan have been paid in full, (vi) neither GTE nor any GTE ERISA Affiliate has engaged in a transaction in connection with which GTE or any of its Subsidiaries could reasonably be expected to be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code, (vii) to the best knowledge of GTE there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any GTE Plan or any trusts related thereto, and (viii) neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will
(A) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of GTE or any of its Subsidiaries under any GTE Plan or otherwise, (B) materially increase any benefits otherwise payable under any GTE Plan or (C) result in any acceleration of the time of payment or vesting of any such benefits.

         (b) For purposes of this Agreement, "GTE Plan" shall mean each deferred compensation, bonus or other incentive compensation, stock purchase, stock option or other equity compensation plan, program, agreement or arrangement; each severance or termination pay, medical, surgical, hospitalization, life insurance or other "welfare" plan, fund or program (within the meaning of section 3(1) of ERISA); each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by GTE or by any GTE ERISA Affiliate or to which GTE or any GTE ERISA Affiliate is party, whether written or oral, for the benefit of any employee or former employee of GTE or any GTE ERISA Affiliate.

         SECTION 4.12 -- LABOR MATTERS. Neither GTE nor any of its Subsidiaries is the subject of any material proceeding asserting that it or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor is there pending or, to the actual knowledge of its executive officers, threatened in writing, nor has there been for the past five years, any labor strike, dispute, walkout, work stoppage, slow-down or lockout involving it or any of its Subsidiaries, except in each case as is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on GTE.

         SECTION 4.13 -- ENVIRONMENTAL MATTERS. Except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on GTE: (i) each of GTE and its Subsidiaries has complied with all applicable Environmental Laws (as defined below); (ii) the properties currently owned or operated by it or any of its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances (as defined below); (iii) the properties formerly owned or operated by it or any of its Subsidiaries were not contaminated with Hazardous Substances during the period of ownership or operation by it or any of its Subsidiaries; (iv) neither it nor any of its Subsidiaries is subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) neither it nor any Subsidiary has been associated with any release or threat of release of any Hazardous Substance; (vi) neither it nor any Subsidiary has received any notice, demand, letter, claim or request for information alleging that it or any of its Subsidiaries may be in violation of or liable under any Environmental Law (including any claims relating to electromagnetic fields or microwave transmissions); (vii) neither it nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (viii) there are not circumstances or conditions involving it or any of its Subsidiaries that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use, or transfer of any of its properties pursuant to any Environmental Law.

         As used herein and in Section 5.13, the term "Environmental Law" means any law relating to: (A) the protection, investigation or restoration of the environment, health, safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or
(C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property in connection with any Hazardous Substance.

         As used herein and in Section 5.13, the term "Hazardous Substance" means any substance that is: listed, classified or regulated pursuant to any Environmental Law, including any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon.

         SECTION 4.14 -- BOARD ACTION;  VOTE REQUIRED;  APPLICABILITY OF SECTION
912. The Board of Directors of GTE has unanimously determined that the transactions contemplated by this Agreement and the Option Agreements are in the best interests of GTE and its stockholders and has resolved to recommend to such stockholders that they vote in favor thereof.

         (b) The approval of the Merger Agreement by two-thirds of the votes of all outstanding shares entitled to vote thereon by all holders of GTE Common Stock is the only vote of the holders of any class or series of the capital stock of GTE required to approve this Agreement, the Merger and the other transactions contemplated hereby. The provisions of Section 11.A of the Certificate of Incorporation of GTE will not apply to the transactions contemplated by this Agreement and the Option Agreements.

         (c) The provisions of Section 912 of the NYBCL will not, assuming the accuracy of the representations contained in Section 5.20 hereof (without giving effect to the knowledge qualification therein), apply to this Agreement or any of the transactions contemplated hereby.

         SECTION 4.15 -- OPINIONS OF FINANCIAL ADVISORS. GTE has received the opinions of Goldman, Sachs & Co. ("Goldman Sachs"), and Salomon Smith Barney Inc. ("Salomon Smith Barney"), each dated July 27, 1998, to the effect that, as of such date, the Exchange Ratio is fair from a financial point of view to the holders of GTE Common Stock.

         SECTION 4.16 -- BROKERS. Except for Goldman Sachs, Salomon Smith Barney and Chase Securities Inc., the arrangements with which have been disclosed to Bell Atlantic prior to the date hereof, which have been engaged by GTE, no broker, finder or investment banker is entitled to any brokerage, finder's, investment banking or other fee or commission in connection with the transactions contemplated by this Agreement and the Option Agreements based upon arrangements made by or on behalf of GTE or any of its Subsidiaries.

         SECTION 4.17 -- TAX MATTERS. Except as set forth in Section 4.17 of the GTE Disclosure Schedule:

         (a) All material federal, state, local and foreign Tax Returns (as defined herein) required to have been filed by GTE or its Subsidiaries have been filed with the appropriate governmental authorities by the due date thereof including extensions;

         (b) The Tax Returns referred to in subpart (a) of this Section 4.17 correctly and completely reflect all material Tax liabilities of GTE and its Subsidiaries required to be shown thereon;

         (c) All material Taxes (as defined herein) shown as due on those Tax Returns referred to in subpart (a) of this Section 4.17 as well as any material foreign withholding

Taxes imposed on or in respect of any amounts paid to or by GTE or any of its Subsidiaries, whether or not such amounts or withholding Taxes are referred to or shown on any Tax Returns referred to in Section 4.17 (a) hereof, have been fully paid or adequately reflected as a liability on GTE's or its Subsidiaries' financial statements included in the GTE SEC Reports;

         (d) With respect to any period for which Tax Returns have not yet been filed, or for which Taxes are not yet due or owing, GTE and its Subsidiaries have made due and sufficient accruals for such Taxes in their respective books and records and financial statements;

         (e) Neither GTE nor any of its affiliates has taken, agreed to take or omitted to take any action that would prevent or impede the Merger from qualifying as a tax-free reorganization under Section 368 of the Code;

         (f) No deficiencies for any Taxes have been proposed, asserted or assessed against GTE or any of its Subsidiaries that are not adequately reserved for under GAAP, except for deficiencies that individually or in the aggregate would not have a Material Adverse Effect on GTE;

         (g) GTE is not aware of any material liens for Taxes upon any assets of GTE or any of its Subsidiaries apart from liens for Taxes not yet due and payable; and

         (h) As used in this Agreement, "Taxes" shall include all (x) federal, state, local or foreign income, property, sales, excise, use, occupation, service, transfer, payroll, franchise, withholding and other taxes or similar governmental charges, fees, levies or other assessments including any interest, penalties or additions with respect thereto, (y) liability for the payment of any amounts of the type described in clause (x) as a result of being a member of an affiliated, consolidated, combined or unitary group, and (z) liability for the payment of any amounts as a result of being party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (x) or (y). As used in this Agreement, "Tax Return" shall include any declaration, return, report, schedule, certificate, statement or other similar document (including relating or supporting information) required to be filed or, where none is required to be filed with a taxing authority, the statement or other document issued by a taxing authority in connection with any Tax, including any information return, claim for refund, amended return or declaration of estimated Tax.

         SECTION 4.18 -- SEC INTELLECTUAL PROPERTY; YEAR 2000.

         (a) As used in this Agreement, "GTE Intellectual Property" means all of the following which are necessary to conduct the business of GTE and its Subsidiaries as presently conducted or as currently proposed to be conducted:
(i) trademarks,  trade dress,  service
marks, copyrights, logos, trade names, corporate names and all registrations and applications to register the same; (ii) patents and pending patent applications;
(iii) all computer software programs, databases and compilations (collectively, "Computer Software"); (iv) all technology, know-how and trade secrets; and (v) all material licenses and agreements to which GTE or any of its Subsidiaries is a party which relate to any of the foregoing.


         (b) GTE or its Subsidiaries owns or has the right to use, sell or license all GTE Intellectual Property, free and clear of all liens or encumbrances, and all registrations of GTE Intellectual Property are valid and enforceable and have been duly recorded and maintained, except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect on GTE.

         (c) To the knowledge of GTE, the conduct of GTE's and its Subsidiaries' business and the use of the GTE Intellectual Property does not materially infringe, violate or misuse any intellectual property rights or any other proprietary right of any person or give rise to any obligations to any person as a result of co-authorship, and neither GTE nor any of its Subsidiaries has received any notice, not satisfactorily resolved, of any claims or threats that GTE's or its Subsidiaries' use of any of the GTE Intellectual Property materially infringes, violates or misuses, or is otherwise in conflict with any intellectual property or proprietary rights of any third party or that any of the GTE Intellectual Property is invalid or unenforceable that would, individually or in the aggregate, have a Material Adverse Effect on GTE.

         (d) GTE and its Subsidiaries  have used reasonable  efforts to maintain
the   confidentiality   of  their  trade  secrets  and  other  confidential  GTE
Intellectual Property.

         (e) GTE has undertaken a concerted effort to ensure that all of the Computer Software, computer firmware, computer hardware (whether general or special purpose), and other similar or related items of automated, computerized, and/or software system(s) that are to be used or relied on by GTE or by any of its Subsidiaries in the conduct of their respective businesses will not malfunction, will not cease to function, will not generate incorrect data, and will not provide incorrect results when processing, providing and/or receiving
(i) date-related data into and between the twentieth and twenty-first centuries and (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries. GTE reasonably believes that such effort will be successful.

         SECTION 4.19 -- INSURANCE. Except as set forth in Section 4.19 of the GTE Disclosure Schedule, each of GTE and each of its Significant Subsidiaries is, and has been continuously since January 1, 1987 (or such later date as such Significant Subsidiary was organized or acquired by GTE), insured with financially responsible insurers in such amounts and against such risks and losses as are customary for companies conducting the business as conducted by GTE and its Subsidiaries during such time period. Except as set forth in Section
4.19 of the GTE Disclosure Schedule, since January 1, 1995, neither GTE nor any of its

Subsidiaries has received notice of cancellation or termination with respect to any material insurance policy of GTE or its Subsidiaries. The insurance policies of GTE and its Subsidiaries are valid and enforceable policies.

         SECTION 4.20 -- OWNERSHIP OF SECURITIES. As of the date hereof, neither GTE nor, to GTE's knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act), (i) beneficially owns, directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of Bell Atlantic, which in the aggregate represent 10% or more of the outstanding shares of Bell Atlantic Common Stock (other than shares held by GTE Plans and the Bell Atlantic Option Agreement).

         SECTION 4.21 -- CERTAIN CONTRACTS. (a) All contracts described in Item 601(b)(10) of Regulation S-K to which GTE or its Subsidiaries is a party or may be bound ("GTE Contracts") have been filed as exhibits to, or incorporated by reference in, GTE's Annual Report on Form 10-K for the year ended December 31, 1997. All GTE Contracts are valid and in full force and effect on the date hereof except to the extent they have previously expired in accordance with their terms or if the failure to be in full force and effect, individually and in the aggregate, would not reasonably be expected to have a Material Adverse Effect on GTE. Neither GTE nor any of its Subsidiaries has violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of, any GTE Contract, except in each case for those GTE Contracts which, individually and in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on GTE.

         (b) Set forth in Section 4.21 of the GTE Disclosure Schedule is a list of each contract, agreement or arrangement to which GTE or any of its Subsidiaries is a party or may be bound which is an arrangement limiting or restraining Bell Atlantic, GTE, any Bell Atlantic or GTE Subsidiary or any successor thereto from engaging or competing in any business which has, or could reasonably be expected to have in the foreseeable future, a Material Adverse Effect on GTE, or to GTE's knowledge, on Bell Atlantic.

         SECTION 4.22 -- RIGHTS AGREEMENT. (a) Neither Bell Atlantic nor Merger Subsidiary shall be deemed to be an Acquiring Person (as such term is defined in the Rights Agreement) and the Distribution Date (as defined in the Rights Agreement) shall not be deemed to occur and the Rights will not separate from GTE Common Stock, as a result of entering into this Agreement or the Option Agreements or consummating the Merger and/or the other transactions contemplated hereby or thereby.

         (b) GTE has taken all necessary action with respect to all of the outstanding Rights (as defined in the Rights Agreement) so that, as of immediately prior to the Effective Time, as a result of entering into this Agreement or consummating the Merger and/or the other transactions contemplated by this Agreement and the Option Agreements, (i) neither GTE nor Bell Atlantic will have any obligations under the Rights or the Rights Agreement and (ii) the holders of the Rights will have no rights under the Rights or the Rights Agreement.

                        ARTICLE V -- REPRESENTATIONS AND
                          WARRANTIES OF BELL ATLANTIC

         Except as expressly disclosed in the Bell Atlantic Filed SEC Reports (as defined below) (including all exhibits referred to therein) or as set forth in the disclosure schedule delivered by Bell Atlantic to GTE on the date hereof (the "Bell Atlantic Disclosure Schedule" and together with the GTE Disclosure Schedule, the "Disclosure Schedules") (each section of which qualifies the correspondingly numbered representation and warranty or covenant as specified therein), Bell Atlantic hereby represents and warrants to GTE as follows:

         SECTION 5.1 -- ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of Bell Atlantic and each of its Significant Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Bell Atlantic Subsidiaries which is not a Significant Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, except for such failure which, when taken together with all other such failures, would not reasonably be expected to have a Material Adverse Effect on Bell Atlantic. Each of Bell Atlantic and its Subsidiaries has the requisite corporate power and authority and any necessary governmental authority, franchise, license or permit to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted, and is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failure which, when taken together with all other such failures, would not reasonably be expected to have a Material Adverse Effect on Bell Atlantic.

         SECTION 5.2 -- CERTIFICATE OF INCORPORATION AND BYLAWS. Bell Atlantic has heretofore furnished, or otherwise made available, to GTE a complete and correct copy of the Certificate of Incorporation and the Bylaws, each as amended to the date hereof, of Bell Atlantic. Such Certificate of Incorporation and Bylaws are in full force and effect. Neither Bell Atlantic nor any of its Significant Subsidiaries is in violation of any of the provisions of its respective Certificate of Incorporation or, in any material respect, its Bylaws.

         SECTION 5.3 -- CAPITALIZATION. (a) The authorized capital stock of Bell Atlantic consists of (i) 250,000,000 shares of Series A Preferred Stock, par value $.10 per share, none of which are outstanding or reserved for issuance, and (ii) 2,250,000,000 shares of Bell Atlantic Common Stock, of which, as of June 30, 1998, (A) 1,553,473,710 shares were issued and outstanding, (B) 22,722,614 shares were held in the treasury of Bell Atlantic and (C) 80,392,512 shares were issuable upon the exercise of options outstanding under the Bell Atlantic option plans listed in Section 5.3 of the Bell Atlantic Disclosure Schedule. Except for Bell Atlantic Equity Rights issued to Bell Atlantic employees in the ordinary course of business or, after the date hereof, as permitted by Section 6.2 hereof or pursuant to the Bell Atlantic Option Agreement, (i) since June 30, 1998, no shares of Bell Atlantic Common Stock have been issued, except upon the exercise of options and rights described in the immediately preceding sentence, and (ii) there are no outstanding Bell Atlantic Equity Rights. For purposes of this Agreement, "Bell Atlantic Equity Rights" shall mean subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire, any shares of the capital stock of Bell Atlantic from Bell Atlantic or any of Bell Atlantic's Subsidiaries at any time, or upon the happening of any stated event, excluding the GTE Stock Option.
Section 5.3 of the Bell Atlantic Disclosure Schedule sets forth a complete and accurate list of certain information with respect to all outstanding Bell Atlantic Equity Rights as of June 30, 1998.

         (b) Except as set forth in Section 5.3 of the Bell Atlantic Disclosure Schedule, pursuant to the GTE Stock Option or, after the date hereof, as permitted by Section 6.2 hereof, there are no outstanding obligations of Bell Atlantic or any of Bell Atlantic's Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Bell Atlantic.

         (c) All of the issued and outstanding shares of Bell Atlantic Common Stock are validly issued, fully paid and nonassessable.

         (d) All of the outstanding capital stock of each of Bell Atlantic's Significant Subsidiaries, and all of the outstanding capital stock of Bell Atlantic's Subsidiaries owned directly or indirectly by Bell Atlantic, is duly authorized, validly issued, fully paid and nonassessable. All of the outstanding capital stock of each of Bell Atlantic's Significant Subsidiaries is owned by Bell Atlantic free and clear of any liens, security interests, pledges, agreements, claims, charges or encumbrances. All of the outstanding capital stock of Bell Atlantic's Subsidiaries owned directly or indirectly by Bell Atlantic is owned free and clear of any liens, security interests, pledges, agreements, claims, charges or encumbrances, except where such liens, security interests, pledges, agreements, claims, charges or encumbrances would not, individually or in the aggregate, have a Material Adverse Effect on Bell Atlantic. Except as hereafter issued or entered into in accordance with Section
6.2 hereof, there are no existing subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from Bell Atlantic or any of Bell Atlantic's Subsidiaries at any time, or upon the happening of any stated event, any shares of the capital stock of any Bell Atlantic Subsidiary, whether or not presently issued or outstanding (except for rights of first refusal to purchase interests in Subsidiaries which are not wholly owned by Bell Atlantic), or any of GTE's direct or indirect interests in any Material Investment, and there are no outstanding obligations of Bell

Atlantic or any of Bell Atlantic's Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of any of Bell Atlantic's Subsidiaries or securities related to any investments, other than such as would not, individually or in the aggregate, have a Material Adverse Effect on GTE.

         SECTION 5.4 -- AUTHORITY RELATIVE TO THIS AGREEMENT. Bell Atlantic has the necessary corporate power and authority to enter into this Agreement and, subject to obtaining the requisite stockholder approval of the issuance (the "Stock Issuance") of Bell Atlantic Common Stock pursuant to the Merger Agreement and the Certificate Amendment (collectively, the "Bell Atlantic Stockholder Approval"), to perform its obligations hereunder. The execution and delivery of this Agreement by Bell Atlantic and the consummation by Bell Atlantic of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Bell Atlantic, subject to obtaining the Bell Atlantic Stockholder Approval. This Agreement has been duly executed and delivered by Bell Atlantic and, assuming the due authorization, execution and delivery thereof by the other Parties, constitutes a legal, valid and binding obligation of Bell Atlantic, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

         SECTION 5.5 -- NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) Except as described in subsection (b) below, the execution and delivery of this Agreement by Bell Atlantic do not, and the performance of this Agreement by Bell Atlantic will not, (i) violate or conflict with the Certificate of Incorporation or Bylaws of Bell Atlantic, (ii) conflict with or violate any law, regulation, court order, judgment or decree applicable to Bell Atlantic or any of its Subsidiaries or by which any of their respective property or assets (including investments) is bound or affected, (iii) violate or conflict with the Certificate of Incorporation or Bylaws of any of Bell Atlantic's Subsidiaries, or (iv) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets (including investments) of Bell Atlantic or any of its Subsidiaries pursuant to, result in the loss of any material benefit under, or result in any modification or alteration of, or require the consent of any other party to, any contract, instrument, permit, license or franchise to which Bell Atlantic or any of its Subsidiaries is a party or by which Bell Atlantic, any of such Subsidiaries or any of their respective property or assets (including investments) is bound or affected, except, in the case of clauses (ii), (iii) and (iv) above, for conflicts, violations, breaches, defaults, results or consents which, individually or in the aggregate, would not have a Material Adverse Effect on Bell Atlantic.

         (b) Except for applicable requirements, if any, of state or foreign public utility commissions or laws or similar local or state foreign regulatory bodies or laws, state or foreign antitrust or foreign investment laws and commissions, the Federal Communications

Commission, stock exchanges upon which the securities of Bell Atlantic are listed, the Exchange Act, the premerger notification requirements of the HSR Act, filing and recordation of appropriate merger or other documents as required by the NYBCL and any filings required pursuant to any state securities or "blue sky" laws or the rules of any applicable stock exchanges, (i) neither Bell Atlantic nor any of its Significant Subsidiaries is required to submit any notice, report or other filing with any Governmental Entity in connection with the execution, delivery or performance of this Agreement and (ii) no waiver, consent, approval or authorization of any Governmental Entity is required to be obtained by Bell Atlantic or any of its Significant Subsidiaries in connection with its execution, delivery or performance of this Agreement

         SECTION 5.6 -- SEC FILINGS; FINANCIAL STATEMENTS. (a) Bell Atlantic has filed all forms, reports and documents required to be filed with the SEC since January 1, 1995, and has heretofore delivered or made available to GTE, in the form filed with the SEC, together with any amendments thereto, its (i) Annual Reports on Form 10-K for the fiscal years ended December 31, 1995, 1996 and 1997, (ii) all proxy statements relating to Bell Atlantic's meetings of stockholders (whether annual or special) held since January 1, 1995, (iii) Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998, and
(iv) all other reports or registration statements filed by Bell Atlantic with the SEC since January 1, 1995, including without limitation all Annual Reports on Form 11-K filed with respect to the Bell Atlantic Plans (collectively, the "Bell Atlantic SEC Reports", with such Bell Atlantic SEC Reports filed with the SEC prior to the date hereof being referred to as "Bell Atlantic Filed SEC Reports"). The Bell Atlantic SEC Reports (i) were prepared substantially in accordance with the requirements of the 1933 Act or the Exchange Act, as the case may be, and the rules and regulations promulgated under each of such respective acts, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (b) The financial statements, including all related notes and schedules, contained in the Bell Atlantic SEC Reports (or incorporated by reference therein) fairly present the consolidated financial position of Bell Atlantic and its Subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows of Bell Atlantic and its Subsidiaries for the periods indicated in accordance with GAAP applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes thereto) and subject in the case of interim financial statements to normal year-end adjustments.

         SECTION 5.7 -- ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Bell Atlantic Filed SEC Reports and in Section 5.7 of the Bell Atlantic Disclosure Schedule, since December 31, 1997, and except as permitted by this Agreement or consented to hereunder, Bell Atlantic and its Subsidiaries have not incurred any material liability required to be disclosed on a balance sheet of Bell Atlantic and its Subsidiaries or the footnotes thereto prepared in conformity with GAAP, except in the ordinary course of their businesses consistent with their past practices, and there has not been any change, or any event involving a prospective change, in the business, financial condition or results of operations of Bell Atlantic or any of its Subsidiaries which has had, or is reasonably likely to have, a Material Adverse Effect on Bell Atlantic, and Bell Atlantic and its Subsidiaries have conducted their respective businesses in the ordinary course consistent with their past practices.

         SECTION 5.8 -- LITIGATION. There are no claims, actions, suits, proceedings or investigations pending or, to Bell Atlantic's knowledge, threatened against Bell Atlantic or any of its Subsidiaries, or any properties or rights of Bell Atlantic or any of its Subsidiaries, by or before any Governmental Entity, except for those that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on Bell Atlantic or prevent, materially delay or intentionally delay the ability of GTE to consummate the transactions contemplated hereby.

         SECTION 5.9 -- PERMITS; NO VIOLATION OF LAW. The businesses of Bell Atlantic and its Subsidiaries are not being conducted in violation of any Legal Requirements or in violation of any Permits, except for possible violations none of which, individually or in the aggregate, may reasonably be expected to have a Material Adverse Effect on Bell Atlantic. No investigation or review by any Governmental Entity (including any stock exchange or other self-regulatory body) with respect to Bell Atlantic or its Subsidiaries in relation to any alleged violation of law or regulation is pending or, to Bell Atlantic's knowledge, threatened, nor has any Governmental Entity (including any stock exchange or other self-regulatory body) indicated an intention to conduct the same, except for such investigations which, if they resulted in adverse findings, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Bell Atlantic. Except as set forth in Section 5.9 of the Bell Atlantic Disclosure Schedule, neither Bell Atlantic nor any of its Subsidiaries is subject to any cease and desist or other order, judgment, injunction or decree issued by, or is a party to any written Agreement, consent Agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has adopted any board resolutions at the request of, any Governmental Entity that materially restricts the conduct of its business or which may reasonably be expected to have a Material Adverse Effect on Bell Atlantic, nor has Bell Atlantic or any of its Subsidiaries been advised that any Governmental Entity is considering issuing or requesting any of the foregoing. None of the representations and warranties made in this Section 5.9 are being made with respect to Environmental Laws.

         SECTION 5.10 -- JOINT PROXY STATEMENT. None of the information supplied or to be supplied by or on behalf of Bell Atlantic for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement becomes effective under the 1933 Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by or on behalf of Bell Atlantic for inclusion or incorporation by reference in the Joint Proxy Statement will, at the dates mailed to stockholders and at the times of the GTE stockholders' meeting and the Bell Atlantic stockholders' meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Registration Statement and the Joint Proxy Statement (except for information relating solely to GTE) will comply as to form in all material respects with the provisions of the 1933 Act and the Exchange Act and the rules and regulations promulgated thereunder.

         SECTION 5.11 -- EMPLOYEE MATTERS; ERISA. (a) Except where the failure to be true would not, individually or in the aggregate, have a Material Adverse Effect on Bell Atlantic, (i) each Bell Atlantic Plan has been operated and administered in accordance with applicable law, including but not limited to ERISA and the Code, (ii) each Bell Atlantic Plan intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified, (iii) except as required by COBRA, no Bell Atlantic Plan provides death or medical benefits (whether or not insured), with respect to current or former employees of Bell Atlantic or of any trade or business, whether or not incorporated, which together with Bell Atlantic would be deemed a "single employer" within the meaning of Section 4001 of ERISA (a "Bell Atlantic ERISA Affiliate"), beyond their retirement or other termination of service, (iv) no liability under Title IV of ERISA has been incurred by Bell Atlantic or any Bell Atlantic ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Bell Atlantic or any Bell Atlantic ERISA Affiliate of incurring any such liability (other than PBGC premiums), (v) all contributions or other amounts due from Bell Atlantic or any Bell Atlantic ERISA Affiliate with respect to each Bell Atlantic Plan have been paid in full, (vi) neither Bell Atlantic nor any Bell Atlantic ERISA Affiliate has engaged in a transaction in connection with which Bell Atlantic or any of its Subsidiaries could reasonably be expected to be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code, (vii) to the best knowledge of Bell Atlantic there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any Bell Atlantic Plan or any trusts related thereto, and (viii) neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (A) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of Bell Atlantic or any of its Subsidiaries under any Bell Atlantic Plan or otherwise, (B) materially increase any benefits otherwise payable under any Bell Atlantic Plan G or (C) result in any acceleration of the time of payment or vesting of any such benefits.

         (b) For purposes of this Agreement, "Bell Atlantic Plan" shall mean each deferred compensation, bonus or other incentive compensation, stock purchase, stock option or other equity compensation plan, program, agreement or arrangement; each severance or termination pay, medical, surgical, hospitalization, life insurance or other "welfare" plan, fund or program (within the meaning of section 3(1) of ERISA); each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by Bell Atlantic or by any Bell Atlantic ERISA Affiliate or to which Bell Atlantic or any Bell Atlantic ERISA Affiliate is party, whether written or oral, for the benefit of any employee or former employee of Bell Atlantic or any Bell Atlantic ERISA Affiliate.

         SECTION 5.12 -- LABOR MATTERS. Neither Bell Atlantic nor any of its Subsidiaries is the subject of any material proceeding asserting that it or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor is there pending or, to the actual knowledge of its executive officers, threatened in writing, nor has there been for the past five years, any labor strike, dispute, walkout, work stoppage, slow-down or lockout involving it or any of its Subsidiaries, except in each case as is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on Bell Atlantic.

         SECTION 5.13 -- ENVIRONMENTAL MATTERS. Except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on Bell Atlantic: (i) each of Bell Atlantic and its Subsidiaries has complied with all applicable Environmental Laws (as defined below); (ii) the properties currently owned or operated by it or any of its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances (as defined below); (iii) the properties formerly owned or operated by it or any of its Subsidiaries were not contaminated with Hazardous Substances during the period of ownership or operation by it or any of its Subsidiaries; (iv) neither it nor any of its Subsidiaries is subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) neither it nor any Subsidiary has been associated with any release or threat of release of any Hazardous Substance; (vi) neither it nor any Subsidiary has received any notice, demand, letter, claim or request for information alleging that it or any of its Subsidiaries may be in violation of or liable under any Environmental Law (including any claims relating to electromagnetic fields or microwave transmissions); (vii) neither it nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (viii) there are not circumstances or conditions involving it or any of its Subsidiaries that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use, or transfer of any of its properties pursuant to any Environmental Law.

         No representation is made by Bell Atlantic in this Section 5.13 for which neither Bell Atlantic nor any of its Subsidiaries is (or would be, if a claim were brought in a formal proceeding) a named defendant, but as to which Bell Atlantic or any of its Subsidiaries may be liable for an allocable share of any judgment rendered pursuant to the POR. No representation is made by Bell Atlantic in subsection (i) of this Section 5.13 as to properties owned, leased or operated by AT&T or any of its Subsidiaries except for such properties which are, or at any time since November 1, 1983 were, owned, leased or operated by Bell Atlantic or any of its Subsidiaries.

         SECTION 5.14 -- BOARD ACTION; VOTE REQUIRED. (a) The Board of Directors of Bell Atlantic has unanimously determined that the transactions contemplated by this Agreement and the Option Agreements are in the best interests of Bell Atlantic and its stockholders and has resolved to recommend to such stockholders that they vote in favor thereof.

         (b) The approval of the Certificate Amendment by a majority of the votes entitled to be cast by all holders of Bell Atlantic Common Stock and the approval of the Stock Issuance pursuant thereto by a majority of the votes cast thereon, provided that the total votes cast thereon represents over 50% in interest of all securities of Bell Atlantic entitled to vote thereon, are the only votes of the holders of any class or series of the capital stock of Bell Atlantic required to approve this Agreement, the Merger, the Certificate Amendment, the Stock Issuance and the other transactions contemplated hereby.

         SECTION 5.15 -- OPINIONS OF FINANCIAL ADVISORS. Bell Atlantic has received the opinions of Bear, Stearns & Co. Inc. ("Bear Stearns") and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), each dated July 27, 1998, to the effect that, as of such date, the Exchange Ratio is fair from a financial point of view to the holders of Bell Atlantic Common Stock.

         SECTION 5.16 -- BROKERS. Except for Bear Stearns, Merrill Lynch and Morgan Stanley Dean Witter, the arrangements with which have been disclosed to GTE prior to the date hereof, which have been engaged by Bell Atlantic, no broker, finder or investment banker is entitled to any brokerage, finder's, investment banking or other fee or commission in connection with the transactions contemplated by this Agreement and the Option Agreements based upon arrangements made by or on behalf of Bell Atlantic or any of its Subsidiaries.

         SECTION 5.17 -- TAX MATTERS. Except as set forth in Section 5.17 of the Bell Atlantic Disclosure Schedule:

         (a) All material federal, state, local and foreign Tax Returns required to have been filed by Bell Atlantic or its Subsidiaries have been filed with the appropriate governmental authorities by the due date thereof including extensions;

         (b) The Tax Returns referred to in subpart (a) of this Section 5.17 correctly and completely reflect all material Tax liabilities of Bell Atlantic and its Subsidiaries required to be shown thereon;

         (c) All material Taxes shown as due on those Tax Returns referred to in subpart (a) of this Section 5.17, as well as any material foreign withholding Taxes imposed on or in respect of any amounts paid to or by Bell Atlantic or any of its Subsidiaries, whether or not such amounts or withholding Taxes are referred to or shown on any Tax Returns referred to in Section 5.17 (a) hereof, have been fully paid or adequately reflected as a liability on Bell Atlantic's or its Subsidiaries' financial statements included in the Bell Atlantic SEC Reports;

         (d) With respect to any prior period for which Tax Returns have not yet been filed, or for which Taxes are not yet due or owing, Bell Atlantic and its Subsidiaries have made due and sufficient accruals for such Taxes in their respective books and records and financial statements;

         (e) Neither Bell Atlantic nor any of its affiliates has taken, agreed to take or omitted to take any action that would prevent or impede the Merger from qualifying as a tax-free reorganization under Section 368 of the Code;

         (f) No deficiencies for any Taxes have been proposed, asserted or assessed against Bell Atlantic or any of its Subsidiaries that are not adequately reserved for under GAAP, except for deficiencies that individually or in the aggregate would not have a Material Adverse Effect on Bell Atlantic; and

         (g) Bell Atlantic is not aware of any material liens for Taxes upon any assets of Bell Atlantic or any of its Subsidiaries apart from liens for Taxes not yet due and payable.

         SECTION 5.18 -- INTELLECTUAL PROPERTY.

         (a) As used in this Agreement, "Bell Atlantic Intellectual Property" means all of the following which are necessary to conduct the business of Bell Atlantic and its Subsidiaries as presently conducted or as currently proposed to be conducted: (i) trademarks, trade dress, service marks, copyrights, logos, trade names, corporate names and all registrations and applications to register the same; (ii) patents and pending patent applications; (iii) Computer Software;
(iv) all technology, know-how and trade secrets; and (v) all material licenses and agreements to which Bell Atlantic or any of its Subsidiaries is a party which relate to any of the foregoing.

         (b) Bell Atlantic or its Subsidiaries owns or has the right to use, sell or license all Bell Atlantic Intellectual Property, free and clear of all liens or encumbrances, and all registrations of Bell Atlantic Intellectual Property are valid and enforceable and have been duly recorded and maintained, except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect on Bell Atlantic.

         (c) To the knowledge of Bell Atlantic, the conduct of Bell Atlantic's and its Subsidiaries' business and the use of the Bell Atlantic Intellectual Property does not materially infringe, violate or misuse any intellectual property rights or any other proprietary right of any person or give rise to any obligations to any person as a result of co-authorship, and neither Bell Atlantic nor any of its Subsidiaries has received any notice, not satisfactorily resolved, of any claims or threats that Bell Atlantic's or its Subsidiaries' use of any of the Bell Atlantic Intellectual Property materially infringes, violates or misuses, or is otherwise in conflict with any intellectual property or proprietary rights of any third party or that any of the Bell Atlantic Intellectual Property is invalid or unenforceable that would, individually or in the aggregate, have a Material Adverse Effect on Bell Atlantic.

         (d) Bell Atlantic and its Subsidiaries have used reasonable efforts to maintain the confidentiality of their trade secrets and other confidential Bell Atlantic Intellectual Property.

         (e) Bell Atlantic has undertaken a concerted effort to ensure that all of the Computer Software, computer firmware, computer hardware (whether general or special purpose), and other similar or related items of automated, computerized, and/or software system(s) that are to be used or relied on by Bell Atlantic or by any of its Subsidiaries in the conduct of their respective businesses will not malfunction, will not cease to function, will not generate incorrect data, and will not provide incorrect results when processing, providing and/or receiving (i) date-related data into and between the twentieth and twenty-first centuries and (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries. Bell Atlantic reasonably believes that such effort will be successful.

         SECTION 5.19 -- INSURANCE. Except as set forth in Section 5.19 of the Bell Atlantic Disclosure Schedule, each of Bell Atlantic and each of its Significant Subsidiaries is, and has been continuously since January 1, 1987 (or such later date as such Significant Subsidiary was organized or acquired by Bell Atlantic), insured with financially responsible insurers in such amounts and against such risks and losses as are customary for companies conducting the business as conducted by Bell Atlantic and its Subsidiaries during such time period. Except as set forth in Section 5.19 of the Bell Atlantic Disclosure Schedule, since January 1, 1995, neither Bell Atlantic nor any of its Subsidiaries has received notice of cancellation or termination with respect to any material insurance policy of Bell Atlantic or its Subsidiaries. The insurance policies of Bell Atlantic and its Subsidiaries are valid and enforceable policies.

         SECTION 5.20 -- OWNERSHIP OF SECURITIES. As of the date hereof, neither Bell Atlantic nor, to Bell Atlantic's knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act), (a) (i) beneficially owns, directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or

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

disposing of, in each case, shares of capital stock of GTE, which in the aggregate represent 10% or more of the outstanding shares of GTE Common Stock (other than shares held by Bell Atlantic Plans and the GTE Option Agreement), nor (b) is an "interested stockholder" of GTE within the meaning of Section 912 of the NYBCL. Except as set forth in Section 5.20 of the Bell Atlantic Disclosure Schedule, Bell Atlantic owns no shares of GTE Common Stock described in the parenthetical clause of Section 2.2 (a) hereof which would be canceled and retired without consideration pursuant to Section 2.3 (a) hereof.

         SECTION 5.21 -- CERTAIN CONTRACTS. (a) All contracts described in Item 601(b)(10) of Regulation S-K to which Bell Atlantic or its Subsidiaries is a party or may be bound ("Bell Atlantic Contracts") have been filed as exhibits to, or incorporated by reference in, Bell Atlantic's Annual Report on Form 10-K for the year ended December 31, 1997. All Bell Atlantic Contracts are valid and in full force and effect on the date hereof except to the extent they have previously expired in accordance with their terms or if the failure to be in full force and effect, individually and in the aggregate would not reasonably be expected to have a Material Adverse Effect on Bell Atlantic. Neither Bell Atlantic nor any of its Subsidiaries has violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of, any Bell Atlantic Contract, except in each case for those Bell Atlantic Contracts which, individually and in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on Bell Atlantic.

         (b) Set forth in Section 5.21 of the Bell Atlantic Disclosure Schedule is a list of each contract, agreement or arrangement to which Bell Atlantic or any of its Subsidiaries is a party or may be bound which is an arrangement limiting or restraining Bell Atlantic, GTE, any Bell Atlantic or GTE Subsidiary or any successor thereto from engaging or competing in any business which has, or could reasonably be expected to have in the foreseeable future, a Material Adverse Effect on Bell Atlantic or, to Bell Atlantic's knowledge, on GTE.

         SECTION 5.22 -- MERGER SUBSIDIARY. Bell Atlantic and Merger Subsidiary represent and warrant to GTE as follows:

         (a) ORGANIZATION AND CORPORATE POWER. Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York. Merger Subsidiary is a direct, wholly owned subsidiary of Bell Atlantic.

         (b) CORPORATE AUTHORIZATION. Merger Subsidiary has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Merger Subsidiary of this Agreement and the consummation by Merger Subsidiary of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Merger Subsidiary. This Agreement has been duly executed and delivered by Merger Subsidiary and constitutes a valid

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

and binding agreement of Merger Subsidiary, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors generally, by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

         (c) NON CONTRAVENTION. The execution, delivery and performance by Merger Subsidiary of this Agreement and the consummation by Merger Subsidiary of the transactions contemplated hereby do not and will not contravene or conflict with the certificate of incorporation or by-laws of Merger Subsidiary.

         (d) NO BUSINESS ACTIVITIES. Merger Subsidiary has not conducted any activities other than in connection with the organization of Merger Subsidiary, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby. Merger Subsidiary has no Subsidiaries.

                       ARTICLE VI -- CONDUCT OF BUSINESSES
                               PENDING THE MERGER

         SECTION 6.1 -- TRANSITION PLANNING. Ivan G. Seidenberg and Charles R. Lee, as Chief Executive Officers of Bell Atlantic and GTE, respectively, jointly shall be responsible for coordinating all aspects of transition planning and implementation relating to the Merger and the other transactions contemplated hereby. If either such person ceases to be Chief Executive Officer of his respective company for any reason, such person's successor as Chief Executive Officer shall assume his predecessor's responsibilities under this Section 6.1. During the period between the date hereof and the Effective Time, Messrs. Seidenberg and Lee jointly shall (i) examine various alternatives regarding the manner in which to best organize and manage the businesses of Bell Atlantic and GTE after the Effective Time, and (ii) coordinate policies and strategies with respect to regulatory authorities and bodies, in all cases subject to applicable law.

         SECTION 6.2 -- CONDUCT OF BUSINESS IN THE ORDINARY COURSE. Each of GTE and Bell Atlantic covenants and agrees that, subject to the provisions of Sections 7.16 and 7.17 hereof, between the date hereof and the Effective Time, unless the other shall otherwise consent in writing, and except as described in
Section 6.2 of the Disclosure Schedules or as otherwise expressly contemplated hereby, the business of such Party and its Subsidiaries shall be conducted only in, and such entities shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and each of GTE and Bell Atlantic and their respective Subsidiaries will use their commercially reasonable efforts to preserve substantially intact their business organizations, to keep available the services of those of their present officers, employees and consultants who are integral to the operation of their businesses as presently conducted and to preserve their present relationships with significant customers and suppliers and with other persons with whom they have significant business relations. By way of amplification and not limitation, except as set forth in Section 6.2 of the Disclosure Schedules or as otherwise expressly contemplated by this Agreement and the Option Agreements, and subject to the provisions of Sections 7.16 and 7.17, each of GTE and Bell Atlantic agrees on behalf of itself and its Subsidiaries that they will not, between the date hereof and the Effective Time, directly or indirectly, do any of the following without the prior written consent of the other:

     (a) (i) except for (A) the issuance of shares of GTE Common Stock and Bell Atlantic Common Stock in order to satisfy obligations under the GTE Plans and Bell Atlantic Plans in effect on the date hereof and Bell Atlantic Equity Rights or GTE Equity Rights issued thereunder and under existing dividend reinvestment plans, which issuances shall be consistent with its existing policy and past practice; (B) grants of stock options with respect to GTE Common Stock or Bell Atlantic Common Stock to employees in the ordinary course of business and in amounts and in a manner consistent with past practice; and (C) the issuance of securities by a Subsidiary to any person which is directly or indirectly wholly owned by GTE or Bell Atlantic (as the case may be): issue, sell, pledge, dispose of, encumber, authorize, or propose the issuance, sale, pledge, disposition, encumbrance or authorization of any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock of, or any other ownership interest in, such Party or any of its Subsidiaries (excluding such as may arise upon the exercise of existing rights); (ii) amend or propose to amend the Certificate of Incorporation or Bylaws of such Party (other than by Bell Atlantic as contemplated hereby) or any of its Subsidiaries (other than wholly owned Subsidiaries) or adopt, amend or propose to amend any shareholder rights plan or related rights agreement; (iii) split, combine or reclassify any outstanding shares of GTE Common Stock and Bell Atlantic Common Stock, or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise with respect to shares of GTE Common Stock and Bell Atlantic Common Stock, except for cash dividends to stockholders of GTE and Bell Atlantic declared in accordance with existing dividend policy payable to stockholders of record on the record dates consistently used in prior periods;
(iv) redeem, purchase or otherwise acquire or offer to redeem, purchase or otherwise acquire any shares of its capital stock, except that each of GTE and Bell Atlantic shall be permitted to acquire shares of GTE Common Stock or Bell Atlantic Common Stock, as the case may be, from time to time in open market transactions, consistent with past practice and in compliance with applicable law and the provisions of any applicable employee benefit plan, program or arrangement, for issuance upon the exercise of options and other rights granted, and the lapsing of restrictions, under such Party's respective employee benefit plans, programs and arrangements and dividend reinvestment plans; or (v) authorize or propose or enter into any contract, agreement, commitment or arrangement with respect to any of the matters prohibited by this Section 6.2
(a);

     (b) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or make any investment in another entity (other than an entity which is a wholly owned Subsidiary of such Party as of the date hereof and other than incorporation of a wholly owned Subsidiary), except for acquisitions or investments which do not exceed $500,000,000 in the aggregate for all such acquisitions or investments in any 12-month period; (ii) except in the ordinary course of business and in a manner consistent with past practice, sell, pledge, dispose of, or encumber or authorize or propose the sale, pledge, disposition or encumbrance of any assets of such Party or any of its Subsidiaries, except for transactions which do not exceed $500,000,000 in the aggregate in any 12-month period and provided further that, unless and until it is mutually determined that pooling of interests accounting is not available for the Merger, no Party shall make any dispositions in excess of an aggregate of $100,000,000 except for those dispositions that the management of either party has determined, with the concurrence of its independent accountants, to be either in the ordinary course of business or not in contemplation of the Merger, and therefore not a disposition to be measured, individually and in the aggregate with other dispositions, for material disposition of asset purposes, as required by Accounting Principals Bulletin No. 16 and the authoritative interpretations thereto; or (iii) authorize, enter into or amend any contract, agreement, commitment or arrangement with respect to any of the matters prohibited by this
Section 6.2(b);

         (c) incur indebtedness if, following the taking of such action, it is reasonably anticipated that such Party's outstanding senior indebtedness would be rated by Standard & Poor's at lower than A-, in the case of GTE, or at lower than A, in the case of Bell Atlantic.

         (d) enter into (i) leveraged derivative contracts (defined as contracts that use a factor to multiply the underlying index exposure) or (ii) other derivative contracts except for the purpose of hedging known interest rate and foreign exchange exposures or otherwise reducing such Party's cost of financing;

         (e) take any action with respect to the grant of any severance or termination pay, stay bonus, or other incentive arrangements (otherwise than pursuant to any GTE Plan, Bell Atlantic Plan (collectively with all GTE Plans, "Benefit Plans") or any policies, arrangements and agreements of such Party which were in effect on, or offered or approved to be offered by the board of directors or senior management of the respective Party prior to, the date hereof, or pursuant to any renewal or extension subsequent to the date hereof of the duration of the term of any such Benefit Plans, policies, arrangements or agreements), or with respect to any increase in benefits payable under its severance or termination pay policies, or stay bonus or other incentive arrangements in effect on the date hereof;

         provided, however, that this subsection shall not prohibit GTE or Bell Atlantic or their respective subsidiaries from taking any actions whatsoever that are described in this Section 6.2(e) if (i) such actions are not Merger-related and are in amounts not materially greater than past practice or as otherwise required by Legal Requirements or applicable provisions of the plan, policy or arrangement, and the Party taking such action consults with the other Party (where such consultation is reasonable and practicable) reasonably in advance of any such action, or (ii) such actions are Merger-related, are taken to meet business needs, are consistent with competitive market practices of large data transmission or telecommunications companies, and the other Party gives its consent to such actions (such consent not to be unreasonably withheld after being consulted by the Party proposing such action (where such consultation is reasonable and practicable) reasonably in advance of any such action);

            provided, further, that on and after the date hereof, each of GTE and Bell Atlantic will use its best efforts in good faith to develop and adopt within 60 days of the date hereof, in concert with the other, a common set of principles and guidelines for the design and implementation of merger-related retention incentives and severance benefits for the purpose of enabling the respective companies to implement complementary plans, programs and arrangements, utilizing best competitive practices which each believes will facilitate the convergence of the benefits and employment practices and policies of the Parties and their respective subsidiaries during the period culminating in the Effective Time, and as soon as practicable after such adoption, each such Party shall comply, and cause their respective subsidiaries to comply, with such principles and guidelines (and any amendments thereto which are mutually agreed by the Parties thereafter);

     (f) take any action with respect to increases in employee compensation, or make any payments under any GTE Plan or any Bell Atlantic Plan, as the case may be, to any director or employee of, or independent contractor or consultant to, such Party or any of its Subsidiaries, adopt or otherwise materially amend (except for amendments required or made advisable by Legal Requirements) any GTE Plan or Bell Atlantic Plan, as the case may be, or enter into or amend any employment or consulting agreement, or grant or establish any new awards under any such existing GTE Plan or Bell Atlantic Plan or agreement;

            provided, however, that this subsection shall not prohibit GTE or Bell Atlantic or their respective subsidiaries from taking any actions whatsoever that are described in this Section 6.2(f) if (i) such actions are not Merger-related and are in amounts not materially greater than past practice or as otherwise required by Legal Requirements or applicable provisions of the plan, policy or arrangement, and, except in the case of increases in employee compensation in the ordinary course of business consistent with past practice, the Party taking such action consults with the other Party (where such consultation is reasonable and practicable) reasonably in advance of any such action, or (ii) such actions are taken to meet business needs, are consistent with competitive market practices of large data transmission or telecommunications companies, and the other Party gives its consent to such actions (such consent not to be unreasonably withheld after being consulted by the Party proposing such action (where such consultation is reasonable and practicable) reasonably in advance of any such action);

     (g) change in any material respect its accounting policies, methods or procedures except as required by GAAP;

     (h) take any action which it believes when taken could reasonably be expected to adversely affect or delay in any material respect the ability of any of the Parties to obtain any approval of any Governmental Entity required to consummate the transactions contemplated hereby;

     (i) other than pursuant to this Agreement, take any action to cause the shares of their respective Common Stock to cease to be quoted on any of the stock exchanges on which such shares are now quoted;

     (j) (i) other than as consistent with past practice, issue SARS, new performance shares, restricted stock, or similar equity based rights; (ii) materially modify (with materiality to be determined with respect to the Benefit Plan in question) any actuarial cost method, assumption or practice used in determining benefit obligations, annual expense and funding for any Benefit Plan, except to the extent required by GAAP; (iii) materially modify (with materiality to be determined with respect to the Benefit Plan trust in question) the investment philosophy of the Benefit Plan trusts or maintain an asset allocation which is not consistent with such philosophy, subject to any ERISA fiduciary obligation; (iv) subject to any ERISA fiduciary obligation, enter into any outsourcing agreement, or any other material contract relating to the Benefit Plans or management of the Benefit Plan trusts, provided that Bell Atlantic and GTE may enter into any such contracts that may be terminated within two years; (v) offer any new or extend any existing retirement incentive, "window" or similar benefit program; (vi) grant any ad hoc pension increase;
(vii) establish any new or fund any existing "rabbi" or similar trust (except in accordance with the current terms of such trust), or enter into any other arrangement for the purpose of securing non-qualified benefits or deferred compensation; (viii) adopt any corporate owned life insurance program; or (ix) adopt or implement any "split dollar" life insurance program;

            provided, however, that this subsection shall not prohibit GTE or Bell Atlantic or their respective subsidiaries from taking any actions whatsoever that are described in this Section 6.2(j) (with the exception of clause (j)(i)) if such actions are in amounts not materially greater than past practice or as otherwise required by Legal Requirements or applicable provisions of the plan, policy or arrangement, and the Party taking such action consults with the other Party (where such consultation is reasonable and practicable) reasonably in advance of any such action; or

     (k) take any action which it believes when taken would cause its representations and warranties contained herein to become inaccurate in any material respect.

         GTE and Bell Atlantic agree that any written approval obtained under this Section 6.2 may be relied upon by the other Party if signed by the Chief Executive Officer or any other executive officer of the Party providing such written approval.

         SECTION 6.3 -- NO SOLICITATION. (a) From and after the date hereof, Bell Atlantic shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountants or other representatives retained by it or any of its Subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or knowingly take any other action designed to facilitate, any Alternative Transaction (as hereinafter defined) or (ii) participate in any discussions regarding any Alternative Transaction; provided, however, that if, at any time prior to approval of the Stock Issuance and the Certificate Amendment by the holders of Bell Atlantic Common Stock, the Board of Directors of Bell Atlantic determines in good faith, after receipt of advice from outside counsel, that the failure to provide such information or participate in such negotiations or discussions would result in a reasonable possibility that the Board of Directors of Bell Atlantic would breach their fiduciary duties to stockholders under applicable law, Bell Atlantic may, in response to any such proposal that has been determined by it to be a Bell
Atlantic Superior Proposal (as defined in Section 7.2(b)), that was not solicited by it and that did not otherwise result from a breach of this Section 6.3(a), and subject to Bell Atlantic giving GTE at least two business days written notice of its intention to do so, (x) furnish information with respect to Bell Atlantic and its Subsidiaries to any person pursuant to a customary confidentiality agreement containing terms no less restrictive than the terms of the Nondisclosure Agreement dated July 19, 1998 entered into between Bell Atlantic and GTE (the "Nondisclosure Agreement"), provided that a copy of all such information is delivered simultaneously to GTE, and (y) participate in negotiations regarding such proposal. Bell Atlantic shall promptly notify GTE orally and in writing of any request for information or of any proposal in connection with an Alternative Transaction, the material terms and conditions of such request or proposal (including a copy thereof, if in writing, and all other documentation and any related correspondence) and the identity of the person making such request or proposal. Bell Atlantic will keep GTE reasonably informed of the status and details (including amendments or proposed amendments) of such request or proposal on a current basis. Bell Atlantic shall immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any persons conducted heretofore by Bell Atlantic or its representatives with respect to the foregoing. Bell Atlantic (i) agrees not to release any Third Party (as defined below) from, or waive any provision of, or fail to enforce, any standstill agreement or similar agreements to which it is a party related to, or which could affect, an Alternative Transaction and agrees that GTE shall be entitled to enforce Bell Atlantic's rights and remedies under and in connection with such agreements and (ii) acknowledges that the provisions of clause (i) are an important and integral part of this Agreement. Nothing contained in this Section 6.3(a) or Section 7.2 shall prohibit Bell Atlantic (i) from taking and disclosing to its stockholders a position contemplated by Rule

14e-9 or Rule 14e-2(a) promulgated under the Exchange Act or (ii) from making any disclosure to its stockholders if, in the good faith judgment of the Board of Directors of Bell Atlantic, after receipt of advice from outside counsel, failure to disclose would result in a reasonable possibility that the Board of Directors of Bell Atlantic would breach its fiduciary duties to Bell Atlantic's stockholders under applicable law.

         (b) From and after the date hereof, GTE shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountants or other representatives retained by it or any of its Subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or knowingly take any other action designed to facilitate, any Alternative Transaction (as hereinafter defined) or (ii) participate in any discussions regarding any
Alternative Transaction; provided, however, that if, at any time prior to approval of this Agreement by the holders of GTE Common Stock, the Board of Directors of GTE determines in good faith, after receipt of advice from outside counsel, that the failure to provide such information or participate in such negotiations or discussions would result in a reasonable possibility that the Board of Directors of GTE would breach their fiduciary duties to stockholders under applicable law, GTE may, in response to a proposal that has been determined by it to be a GTE Superior Proposal (as defined in Section 7.2(d)), that was not solicited by it and that did not otherwise result from a breach of this Section 6.3(b), and subject to GTE giving Bell Atlantic at least two business days written notice of its intention to do so, (x) furnish information with respect to GTE and its Subsidiaries to any person pursuant to a customary confidentiality agreement containing terms no less restrictive than the terms of the Nondisclosure Agreement, provided that a copy of all such information is delivered simultaneously to Bell Atlantic, and (y) participate in negotiations regarding such proposal. GTE shall promptly notify Bell Atlantic orally and in writing of any request for information or of any proposal in connection with an Alternative Transaction, the material terms and conditions of such request or proposal (including a copy thereof, if in writing, and all other documentation and any related correspondence) and the identity of the person making such request or proposal. GTE will keep Bell Atlantic reasonably informed of the status and details (including amendments or proposed amendments) of such request or proposal on a current basis. GTE shall immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any persons conducted heretofore by GTE or its representatives with respect to the foregoing. GTE (i) agrees not to release any Third Party from, or waive any provision of, or fail to enforce, any standstill agreement or similar agreements to which it is a party related to, or which could affect, an Alternative Transaction and agrees that Bell Atlantic shall be entitled to enforce GTE's rights and remedies under and in connection with such agreements and (ii) acknowledges that the provisions of clause (i) are an important and integral part of this Agreement. Nothing contained in this Section 6.3(b) or in
Section 7.2 shall prohibit GTE (i) from taking and disclosing to its stockholders a position contemplated by Rule 14e-9 or Rule 14e-2(a) promulgated under the Exchange Act or (ii) from making any disclosure to its stockholders if, in the good faith judgment of the Board of Directors of GTE, after receipt of advice from outside counsel, failure to disclose would result in a reasonable possibility that the Board of Directors of GTE would breach its fiduciary duties to GTE's stockholders under applicable law.

         (c) For purposes of this Agreement, "Alternative Transaction" means, whether in the form of a proposal or intended proposal, a signed agreement or completed action, as the case may be, any of (i) a transaction or series of transactions pursuant to which any person (or group of persons) other than Bell Atlantic and its Subsidiaries and other than GTE and its Subsidiaries (a "Third Party") acquires or would acquire, directly or indirectly, beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than 20% of the outstanding shares of Bell Atlantic or GTE, as the case may be, whether from Bell Atlantic or GTE or pursuant to a tender offer or exchange offer or otherwise, (ii) any acquisition or proposed acquisition of, or business combination with, Bell Atlantic or any of its Significant Subsidiaries or GTE or any of its Significant Subsidiaries, as the case may be, by a merger or other business combination (including any so-called "merger-of-equals" and whether or not Bell Atlantic or any of its Significant Subsidiaries or GTE or any of its Significant Subsidiaries, as the case may be, is the entity surviving any such merger or business combination) or (iii) any other transaction pursuant to which any Third Party acquires or would acquire, directly or indirectly, control of assets (including for this purpose the outstanding equity securities of Subsidiaries of Bell Atlantic or GTE, as the case may be, and any entity surviving any merger or business combination including any of them) of Bell Atlantic or any of its Subsidiaries or GTE or any of its Subsidiaries, as the case may be, for consideration equal to 20% or more of the fair market value of all of the outstanding shares of Bell Atlantic Common Stock or all of the outstanding shares of GTE Common Stock, as the case may be, on the date of this Agreement.

         SECTION 6.4 -- SUBSEQUENT FINANCIAL STATEMENTS. Prior to the Effective Time, each of GTE and Bell Atlantic (a) will consult with the other prior to making publicly available its financial results for any period and (b) will consult with the other prior to the filing of, and will timely file with the SEC, each Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Report on Form 8-K required to be filed by such Party under the Exchange Act and the rules and regulations promulgated thereunder and will promptly deliver to the other copies of each such report filed with the SEC. As of their respective dates, none of such reports shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The respective audited financial statements and unaudited interim financial statements of each of GTE and Bell Atlantic, as the case may be, included in such reports will fairly present the consolidated financial position of such Party and its Subsidiaries as at the dates thereof and the results of their operations and cash flows for the periods then ended in accordance with GAAP applied on a consistent basis

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

and, subject, in the case of unaudited interim financial statements, to normal year-end adjustments.

         SECTION 6.5 -- CONTROL OF OPERATIONS. Nothing contained in this Agreement shall give Bell Atlantic, directly or indirectly, the right to control or direct GTE's operations prior to the Effective Time. Nothing contained in this Agreement shall give GTE, directly or indirectly, the right to control or direct Bell Atlantic's operations prior to the Effective Time. Prior to the Effective Time, each of Bell Atlantic and GTE shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

                      ARTICLE VII -- ADDITIONAL AGREEMENTS

         SECTION 7.1 -- JOINT PROXY  STATEMENT AND THE  REGISTRATION  STATEMENT.
(a) As promptly as practicable after the execution and delivery of this Agreement, the Parties shall prepare and file with the SEC, and shall use all reasonable efforts to have cleared by the SEC, and promptly thereafter shall mail to the holders of record of shares of Bell Atlantic Common Stock and GTE Common Stock, the Joint Proxy Statement, provided, however, that GTE and Bell Atlantic shall not mail or otherwise furnish the Joint Proxy Statement to their respective stockholders unless and until:

             (i) they have received notice from the SEC that the Registration Statement is effective under the 1933 Act;

             (ii)  GTE    shall    have    received    a   letter   of
         PricewaterhouseCoopers L.L.P., dated a date within two business days prior to the date of the first mailing of the Joint Proxy Statement, and addressed to GTE, in form and substance reasonably satisfactory to GTE and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements on Form S-4 with respect to the financial statements of Bell Atlantic included in the Joint Proxy Statement and the Registration Statement; and

             (iii) Bell Atlantic shall have received a letter of Arthur Andersen LLP, dated a date within two business days prior to the date of the first mailing of the Joint Proxy Statement, and addressed to Bell Atlantic, in form and substance reasonably satisfactory to Bell Atlantic and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements on Form S-4 with respect to the financial statements of GTE included in the Joint Proxy Statement and the Registration Statement.

         (b) The Parties will cooperate in the preparation of the Joint Proxy Statement and the Registration Statement and in having the Registration Statement declared effective as soon as practicable.

         SECTION 7.2 -- BELL ATLANTIC AND GTE STOCKHOLDERS' MEETINGS.

         (a) As promptly as practicable after the Registration Statement is declared effective under the Securities Act, Bell Atlantic shall duly give notice of, convene and hold a meeting of its stockholders (the "Bell Atlantic Stockholders' Meeting") in accordance with the DGCL for the purpose of obtaining the Bell Atlantic Stockholder Approval and shall, subject to the provisions of
Section 7.2(b) hereof, through its Board of Directors, recommend to its stockholders the approval of the Stock Issuance and adoption of the Certificate Amendment.

         (b) Neither the Board of Directors of Bell Atlantic nor any committee thereof shall (i) except as expressly permitted by this Section 7.2(b), withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in a manner adverse to GTE, the approval or recommendation of such Board of Directors or such committee of the Certificate Amendment or the Stock Issuance,
(ii) approve or recommend, or propose publicly to approve or recommend, any Alternative Transaction or (iii) cause Bell Atlantic to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "Bell Atlantic Acquisition Agreement") related to any Alternative Transaction. Notwithstanding the foregoing, in the event that prior to the adoption of the Stock Issuance and the Certificate Amendment by the holders of Bell Atlantic Common Stock the Board of Directors of Bell Atlantic determines in good faith, after it has received a Bell Atlantic Superior Proposal (as defined below) and after receipt of advice from outside counsel, that the failure to do so would result in a reasonable possibility that the Board of Directors of Bell Atlantic would breach its fiduciary duties to Bell Atlantic stockholders under applicable law, the Board of Directors of Bell Atlantic may (subject to this and the following sentences) inform Bell Atlantic stockholders that it no longer believes that such adoption is advisable and no longer recommends approval (a "Bell Atlantic Subsequent Determination"), but only at a time that is after the fifth business day following GTE's receipt of written notice advising GTE that the Board of Directors of Bell Atlantic has received a Bell Atlantic Superior Proposal specifying the material terms and conditions of such Bell Atlantic Superior Proposal (and including a copy thereof with all accompanying documentation, if in writing), identifying the person making such Bell Atlantic Superior Proposal and stating that it intends to make a Bell Atlantic Subsequent Determination. After providing such notice, Bell Atlantic shall provide a reasonable opportunity to GTE to make such adjustments in the terms and conditions of this Agreement as would enable Bell Atlantic to proceed with its recommendation to its stockholders without a Bell Atlantic Subsequent Determination; provided, however, that any such adjustment shall be at the discretion of the Parties at the time. For purposes of this Agreement, a "Bell Atlantic Superior Proposal" means any proposal (on its most recently amended or modified terms, if amended or modified) made by a Third Party to enter into an Alternative Transaction which the Board of Directors of Bell Atlantic determines in its good faith judgment (based on, among other things, the advice of a financial advisor of nationally recognized reputation) to be more favorable to Bell Atlantic's stockholders than the Merger taking into account all relevant factors (including whether, in the good faith judgment of the Board of Directors of Bell Atlantic, after obtaining the advice of a financial advisor of nationally recognized reputation, the Third Party is reasonably able to finance the transaction, and any proposed changes to this Agreement that may be proposed by GTE in response to such Alternative Transaction). Notwithstanding any other provision of this Agreement, Bell Atlantic shall submit the Stock Issuance and the Certificate Amendment to its stockholders whether or not the Board of Directors of Bell Atlantic makes a Bell Atlantic Subsequent Determination.

         (c) As promptly as practicable after the Registration Statement is declared effective under the Securities Act, GTE shall duly give notice of, convene and hold a meeting of its stockholders (the "GTE Stockholders' Meeting") in accordance with the NYBCL for the purpose of obtaining the GTE Stockholder Approval and shall, subject to the provisions of Section 7.2(d) hereof, through its Board of Directors, recommend to its stockholders the approval and adoption of this Agreement and the Merger.

         (d) Neither the Board of Directors of GTE nor any committee thereof shall (i) except as expressly permitted by this Section 7.2(d), withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in a manner adverse to Bell Atlantic, the approval or recommendation of such Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Alternative Transaction, or (iii) cause GTE to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "GTE Acquisition Agreement") related to any Alternative Transaction. Notwithstanding the foregoing, in the event that prior to the adoption of this Agreement by the holders of GTE Common Stock the Board of Directors of GTE determines in good faith, after it has received a GTE Superior Proposal (as defined below) and after receipt of advice from outside counsel, that the failure to do so would result in a reasonable possibility that the Board of Directors of GTE would breach its fiduciary duties to GTE stockholders under applicable law, the Board of Directors of GTE may (subject to this and the following sentences) inform GTE stockholders that it no longer believes that the Merger is advisable and no longer recommends approval (a "GTE Subsequent Determination"), but only at a time that is after the fifth business day following Bell Atlantic's receipt of written notice advising Bell Atlantic that the Board of Directors of GTE has received a GTE Superior Proposal specifying the material terms and conditions of such GTE Superior Proposal (and including a copy thereof with all accompanying documentation, if in writing), identifying the person making such GTE Superior Proposal and stating that it intends to make a GTE Subsequent Determination. After providing such notice, GTE shall provide a reasonable opportunity to Bell Atlantic to make such adjustments in the terms and conditions of this Agreement as would enable GTE to proceed with its recommendation to its stockholders without a GTE Subsequent Determination; provided, however, that any such adjustment shall be at the discretion of the Parties at the time. For purposes of this Agreement, a "GTE Superior Proposal" means any proposal (on its most recently amended or modified terms, if amended or modified) made by a Third Party to enter into an Alternative Transaction which the Board of Directors of GTE determines in its good faith judgment (based on, among other things, the advice of a financial advisor of nationally recognized reputation) to be more favorable to GTE's stockholders than the Merger taking into account all relevant factors (including whether, in the good faith judgment of the Board of Directors of GTE, after obtaining the advice of a financial advisor of nationally recognized reputation, the Third Party is reasonably able to finance the transaction, and any proposed changes to this Agreement that may be proposed by Bell Atlantic in response to such Alternative Transaction). Notwithstanding any other provision of this Agreement, GTE shall submit this Agreement to its stockholders whether or not the Board of Directors of GTE makes a GTE Subsequent Determination.

         SECTION 7.3 -- CONSUMMATION OF MERGER; ADDITIONAL AGREEMENTS.

         (a) Upon the terms and subject to the conditions hereof and as soon as practicable after the conditions set forth in Article VIII hereof have been fulfilled or waived, each of the Parties required required by the NYBCL and deliver to and file with the Secretary of State of the State of New York such instruments and agreements as may be required by the NYBCL and the Parties shall take all such other and further actions as may be required by law to make the Merger effective, and Bell Atlantic shall take all such other and further actions as may be required by law to make the Certificate Amendment and the Bylaws Amendment effective. Prior to the filings referred to in this Section 7.3(a), a closing (the "Closing") will be held at the offices of Bell Atlantic (or such other place as the Parties may agree) for the purpose of confirming all the foregoing. The Closing will take place upon the fulfillment or waiver of all of the conditions to closing set forth in Article VIII of this Agreement, or as soon thereafter as practicable (the date of the Closing being herein referred to as the "Closing Date").

         (b) Each of the Parties will comply in all material respects with all applicable laws and with all applicable rules and regulations of any Governmental Entity in connection with its execution, delivery and performance of this Agreement and the transactions contemplated hereby. Each of the Parties agrees to use all commercially reasonable efforts to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to use all commercially reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and the Option Agreements and to effect all necessary filings under the 1933 Act, the Exchange Act and the HSR Act. Without limiting the generality of the foregoing, each of GTE and Bell Atlantic shall promptly prepare and file a Premerger Notification in accordance with the HSR Act, shall promptly comply with any requests for additional information, and shall use its commercially reasonable efforts to obtain termination of the waiting period thereunder as promptly as practicable.

         (c) Each of Bell Atlantic and GTE shall, in connection with the efforts referenced in Section 7.3(a) and (b), (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (ii) promptly inform the other party of any material communication received by such party from, or given by such party to any Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby and (iii) consult with each other in advance of any meeting or conference with any such Governmental Entity or, in connection with any proceeding by a private party, with any other person, and to the extent permitted by the applicable Governmental Entity or other person, give the other Party the opportunity to attend and participate in such meetings and conferences.

         (d) In furtherance and not in limitation of the covenants of the parties contained in Sections 7.3(a), (b) and (c), if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement or the Option Agreements as violative of any applicable law, or if any statute, rule, regulation, executive order, decree, injunction or administrative order is enacted, entered or promulgated or enforced by a Governmental Entity which would make the Merger or the other transactions contemplated hereby or by the Option Agreements illegal or otherwise prohibit or materially impair or delay consummation of the transactions contemplated hereby or thereby, each of Bell Atlantic and GTE shall cooperate in all respects with each other and use all commercially reasonable efforts to contest and resist any such action or proceeding, to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement and to have such statute, rule, regulation, executive order, decree, injunction or administrative order repealed, rescinded or made inapplicable. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 7.3 shall limit a party's right to terminate this Agreement pursuant to Section 9.1 so long as such Party has up to then complied in all respects with its obligations under this Section 7.3.

         (e) If any objections are asserted with respect to the transactions contemplated hereby under any applicable law or if any suit is instituted by any Governmental Entity or any private party challenging any of the transactions contemplated hereby as violative of any applicable law, each of Bell Atlantic and GTE shall use its commercially reasonable efforts to resolve any such objections or challenge as such Governmental Entity or private party may have to such transactions under such law so as to permit consummation of the transactions contemplated by this Agreement.

         SECTION 7.4 -- NOTIFICATION OF CERTAIN MATTERS. Each of GTE and Bell Atlantic shall give prompt notice to the other of the following:

         (a) the occurrence or nonoccurrence of any event whose occurrence or nonoccurrence would be likely to cause either (i) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, or (ii) directly or indirectly, any Material Adverse Effect on such Party;

         (b) any material failure of such Party, or any officer, director, employee or Agent of any thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, and

         (c) any facts relating to such Party which would make it necessary or advisable to amend the Joint Proxy Statement or the Registration Statement in order to make the statements therein not misleading or to comply with applicable law; provided, however, that the delivery of any notice pursuant to this Section
7.4 shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice.

         SECTION 7.5 -- ACCESS TO INFORMATION. (a) From the date hereof to the Effective Time, each of GTE and Bell Atlantic shall, and shall cause its respective Subsidiaries, and its and their officers, directors, employees, auditors, counsel and agents to afford the officers, employees, auditors, counsel and agents of the other Party complete access at all reasonable times to such Party's and its Subsidiaries' officers, employees, auditors, counsel agents, properties, offices and other facilities and to all of their respective books and records, and shall furnish the other with all financial, operating and other data and information as such other Party may reasonably request, including in connection with confirmatory due diligence.

         (b) Each of GTE and Bell Atlantic agrees that all information so received from the other Party shall be deemed received pursuant to the Nondisclosure Agreement and such Party shall, and shall cause its Subsidiaries and each of its and their respective officers, directors, employees, financial advisors and agents ("Party Representatives"), to comply with the provisions of the Nondisclosure Agreement with respect to such information and the provisions of the Nondisclosure Agreement are hereby incorporated herein by reference with the same effect as if fully set forth herein, provided that such information may be used for any purpose contemplated hereby.

         SECTION 7.6 -- PUBLIC ANNOUNCEMENTS. GTE and Bell Atlantic shall use all reasonable efforts to develop a joint communications plan and each Party shall use all reasonable efforts to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan or, to the extent inconsistent therewith, shall have received the prior written approval of the other.

         SECTION 7.7 -- TRANSFER STATUTES. Each of GTE and Bell Atlantic agrees to use its commercially reasonable efforts to comply promptly with all requirements of the New Jersey and Connecticut Property Transfer Statutes, to the extent applicable to the transactions contemplated hereby, and to take all actions necessary to cause the transactions contemplated hereby to be effected in compliance with the New Jersey and Connecticut Property Transfer Statutes. GTE and Bell Atlantic agree that they will consult with each other to determine what, if any, actions must be taken prior to or after the Effective Time to ensure compliance with such statutes. Each of GTE and Bell Atlantic agrees to provide the other with any documents to be submitted to the relevant state agencies prior to submission and agrees not to take any action to comply with the New Jersey and Connecticut Property Transfer Statutes without the other's prior consent, which consent shall not be unreasonably withheld. Each Party shall bear its respective costs and expenses incurred in connection with compliance with the New Jersey and Connecticut Property Transfer Statutes. For purposes of this section, the New Jersey and Connecticut Property Transfer Statutes means the New Jersey Industrial Site Recovery Act, 1993 N.J. Laws 139, and the Connecticut Transfer Act, Conn. Gen. Stat. Ann. ss. 22a-134(b).

         SECTION 7.8 INDEMNIFICATION, DIRECTORS' AND OFFICERS' INSURANCE. For a period of six years after the Effective Time, Bell Atlantic shall cause GTE to, and Bell Atlantic shall, maintain in effect the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by GTE and Bell Atlantic, respectively (provided that Bell Atlantic may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured in any material respect) with respect to all possible claims arising from facts or events which occurred on or before the Effective Time. Bell Atlantic shall cause GTE to maintain in effect (a) the current provisions regarding indemnification of officers and directors contained in the charter and bylaws of GTE and each of its Subsidiaries until the statutes of limitations for all possible claims have run; provided that Bell Atlantic need not cause GTE to maintain in effect indemnification provisions contained in the charter and bylaws of its Subsidiaries if and to the extent that Bell Atlantic assumes such indemnity obligations; and (b) any directors, officers or employees indemnification agreements of GTE and its respective Subsidiaries. Bell Atlantic shall cause GTE to, and Bell Atlantic shall, indemnify the directors and officers of GTE and Bell Atlantic, respectively, to the fullest extent to which GTE and Bell Atlantic are permitted to indemnify such officers and directors under their respective charters and bylaws and applicable law. As of the Effective Time, Bell Atlantic shall unconditionally and irrevocably guarantee for the benefit of such directors, officers and employees the obligations of GTE under the foregoing indemnification arrangements.

         SECTION 7.9 -- EMPLOYEE BENEFIT PLANS. (a) Except as otherwise provided herein or set forth in Section 6.2 of the Disclosure Schedules, GTE and Bell Atlantic agree that, unless otherwise mutually determined, the GTE Plans and the Bell Atlantic Plans in effect at the date hereof shall remain in effect after the Effective Time with respect to classes of employees covered by such plans immediately prior to the Effective Time.

         From time to time from the date hereof to the Effective Time, the management of Bell Atlantic and GTE shall consult with one another for the purpose of reviewing such Benefit Plans for management (non-represented) employees of Bell Atlantic and GTE and their respective subsidiaries ("Management Employees"), and determining which of such Benefit Plans represent best competitive practices, which should be terminated at the Effective Time (or following a transition period thereafter), and which of such Benefit Plans should be redesigned and/or extended to other employees at (or after) the Effective Time. Notwithstanding the foregoing or any other provision of this Agreement, (1) after the Effective Time, Bell Atlantic shall cause the compensation and benefits provided to similarly-situated Management Employees of each business unit to be at least as valuable as the aggregate compensation and benefit package provided to such employees of that business unit immediately prior to the Effective Time, except to the extent (i) such benefits and/or compensation plans are replaced by one or more benefits and/or compensation plans at least as valuable as those which are provided to similarly situated employees of comparable business units of the other Party or its subsidiaries, or (ii) corresponding benefits for similarly situated employees of the other Party or its subsidiaries are eliminated, (2) from the Effective Time until the first anniversary thereof, Bell Atlantic shall not, and shall ensure that each of its Subsidiaries shall not, discontinue, or change eligibility provisions or levels of benefits under, severance plans, policies and arrangements in which such Management Employees participated immediately prior to the Effective Time, and further agrees that any of such plans, policies or arrangements that expire during such one-year period shall be extended for the duration of such one-year period, and (3) for the 18-month period immediately following the Effective Time, with respect to those GTE Management Employees who were relocated as part of the consolidation of GTE's world headquarters to Texas, Bell Atlantic shall not, and shall ensure that each of its Subsidiaries shall not, discontinue, or change the relocation benefits program which was applicable to such Management Employees as of the Effective Time. In addition, with respect to all Management Employees, at and after the Effective Time (i) each such employee shall receive full credit for their credited service with their respective employer prior to the Effective Time for all purposes, including eligibility (including eligibility for early retirement, disability and other benefits), vesting, level of benefits and benefit accrual (except to the extent such benefit accrual would be duplicative); (ii) any provisions which restrict benefits by reason of pre-existing conditions, waiting periods or evidence of insurability shall be waived and (iii) such employees shall receive credit under such plan for co-payments and deductible during the applicable plan year.

         (b) Except as otherwise set forth in Sections 2.8 and 2.9 hereof, in the case of the GTE Plans under which the employees' interests are based upon GTE Common Stock, or the respective market prices thereof (but which interests do not constitute stock options), GTE and Bell Atlantic agree that such interests shall, from and after the Effective Time, be based on Bell Atlantic Common Stock in accordance with the Exchange Ratio.

         (c) With respect to all GTE Plans which have entitlement or vesting terms that are based upon the market price or value per share of GTE Common Stock, GTE and Bell Atlantic agree that from and after the Effective Time, such market price or value per share shall be adjusted by multiplying it by the inverse of the Exchange Ratio.

         (d) With respect to any GTE Plans maintained or contributed to outside the United States for the benefit of non-United States citizens or residents, the principles set forth in this Section 7.9 and in Section 6.2 of the Disclosure Schedules shall apply to the extent the application of such principles does not violate applicable foreign law.

         (e) Without limiting the applicability of Sections 2.8 and 2.9 hereof, each of the Parties shall take all actions as are necessary to ensure that GTE will not at the Effective Time be bound by any stock options, SARS, warrants or other rights or agreements which would entitle any person, other than Bell Atlantic, to own any capital stock of the Surviving Corporation or to receive any payment in respect thereof, and all GTE Plans conferring any rights with respect to GTE Common Stock or other capital stock of GTE shall be deemed hereby to be amended to be in conformity with this Section 7.9.

         SECTION 7.10 -- SUCCESSION. (a) At the Effective Time, pursuant to the terms of the Employment Agreements (as defined below) and subject to Section
5.11 of the Bylaws of Bell Atlantic reflecting the Bylaws Amendment (the "Amended Bylaws") (i) Charles R. Lee shall hold the positions of Chairman and Co-Chief Executive Officer of Bell Atlantic and (ii) Ivan G. Seidenberg shall hold the positions of President and Co-Chief Executive Officer of Bell Atlantic. Pursuant to the terms of the Employment Agreements and subject to Section 5.11 of the Amended Bylaws (A) on June 30, 2002, Mr. Seidenberg shall become the sole Chief Executive Officer of Bell Atlantic and (B) on June 30, 2004, Mr. Lee shall cease to be Chairman of Bell Atlantic and such position will be assumed by Mr. Seidenberg. If either of such persons is unable or unwilling to hold such offices as set forth above, his successor shall be selected by the Board of Directors of Bell Atlantic in accordance with the Amended Bylaws. The authority, duties and responsibilities of the positions set forth above shall be set forth in the Employment Agreements, which Employment Agreements shall also set forth in their entirety the rights and remedies of Mr. Seidenberg and Mr. Lee with respect to employment by Bell Atlantic. Neither Mr. Seidenberg nor Mr. Lee shall have any right, remedy or cause of action under this Section 7.10, nor shall they be third party beneficiaries of this Section 7.10.

         (b) As soon as practicable after the date hereof, Bell Atlantic shall enter into employment agreements effective as of the Effective Time (the "Employment Agreements") with Messrs. Lee and Seidenberg containing arrangements concerning management succession satisfactory to each Party.

         SECTION 7.11 -- STOCK EXCHANGE LISTING. Each of the Parties shall use its best efforts to obtain, prior to the Effective Time, the approval for listing on the NYSE, effective upon official notice of issuance, of the shares of Bell Atlantic Common Stock into which the GTE Common Stock will be converted pursuant to Article II hereof and which will be issuable upon exercise of options pursuant to Section 2.8 hereof.

         SECTION 7.12 -- POST-MERGER BELL ATLANTIC BOARD OF DIRECTORS. (a) At the Effective Time, 50% of the directors of Bell Atlantic shall be directors selected by Bell Atlantic, to the extent possible from current directors of Bell Atlantic, and 50% shall be selected by GTE, to the extent possible from current directors of GTE.

         The persons to serve initially on the Board of Directors of Bell Atlantic at the Effective Time who are GTE Directors (as defined below) shall be selected solely by and at the absolute discretion of the Board of Directors of GTE prior to the Effective Time; and the persons to serve on the Board of Directors of Bell Atlantic at the Effective Time who are Bell Atlantic Directors (as defined below) shall be selected solely by and at the absolute discretion of the Board of Directors of Bell Atlantic prior to the Effective Time. In the event that, prior to the Effective Time, any person so selected to serve on the Board of Directors of Bell Atlantic after the Effective Time is unable or unwilling to serve in such position, the Board of Directors which selected such person shall designate another of its members to serve in such person's stead in accordance with the provisions of the immediately preceding sentence.

         (b) From and after the Effective Time and until July 1, 2002, the Board of Directors of Bell Atlantic and each Committee of the Board of Directors of Bell Atlantic as constituted following each election of Directors shall consist of an equal number of GTE Directors and Bell Atlantic Directors and subject to the fiduciary duties of the Directors, the Board of Directors shall nominate for election at each stockholders meeting at which Directors are elected, an equal number of GTE Directors and Bell Atlantic Directors. If, at any time prior to July 1, 2002, the number of GTE Directors and Bell Atlantic Directors serving, either as directors or as members of any Committee of the Board of Directors of Bell Atlantic, would not be equal, then, subject to the fiduciary duties of the directors, the Board of Directors shall appoint to fill any existing vacancy or vacancies, as appropriate, such person or persons as may be requested by the remaining GTE Directors (if the number of GTE Directors is, or would otherwise become, less than the number of Bell Atlantic Directors) or by the remaining Bell Atlantic Directors (if the number of Bell Atlantic Directors is, or would otherwise become, less than the number of GTE Directors) to ensure that there shall be an equal number of GTE Directors and Bell Atlantic Directors. The provisions of the preceding two sentences shall not apply in respect of any vacancy which occurs after July 1, 2002. The term "GTE Director" means (i) any person serving as a director of GTE on the date hereof who becomes a director of Bell Atlantic at the Effective Time and
(ii) any person who subsequently becomes a director of Bell Atlantic and who is designated by the GTE Directors pursuant to this paragraph; and the term "Bell Atlantic Director" means (i) any person serving as a director of Bell Atlantic on the date hereof who continues as a director of Bell Atlantic after the Effective Time and (ii) any person who becomes a director of Bell Atlantic and who is designated by the Bell Atlantic Directors pursuant to this paragraph. From the Effective Time through July 1, 2002, the Board of Directors shall consist of an even number of Directors and such number of Directors shall not be amended unless, immediately following such amendment, the number of GTE Directors then in office is equal to the number of Bell Atlantic Directors then in office.

         (c) Each of GTE and Bell Atlantic shall take such action as shall reasonably be deemed by either thereof to be advisable to give effect to the provisions set forth in this section, including but not limited to incorporating such provisions in the Bylaws of Bell Atlantic in effect at the Effective Time.

         SECTION 7.13 -- NO SHELF REGISTRATION. Bell Atlantic shall not be required to amend or maintain the effectiveness of the Registration Statement for the purpose of permitting resale of the shares of Bell Atlantic Common Stock received pursuant hereto by the persons who may be deemed to be "affiliates" of GTE or Bell Atlantic within the meaning of Rule 145 promulgated under the 1933 Act. The shares of Bell Atlantic Common Stock issuable upon exercise of options pursuant to Section 2.8 hereof shall be registered under the 1933 Act and such registration shall be effective at the time of issuance.

         SECTION 7.14 -- AFFILIATES. (a) Each of GTE and Bell Atlantic (i) has disclosed to the other in Section 7.14 of the Disclosure Schedules all persons who are, or may be, as of the date hereof its "affiliates" for purposes of Rule 145 under the Securities Act or SEC Accounting Series Release 135, and (ii) shall use all reasonable efforts to cause each person who is identified as an "affiliate" of it in Section 7.14 of the Disclosure Schedules to deliver to the other as promptly as practicable but in no event later than 31 days prior to the Closing Date, a signed Agreement substantially in the form attached hereto as
Exhibit 7.14(a), in the case of GTE, and 7.14(b), in the case of Bell Atlantic. GTE and Bell Atlantic shall notify each other from time to time of any other persons who then are, or may be, such an "affiliate" and use all reasonable efforts to cause each additional person who is identified as an "affiliate" to execute a signed Agreement as set forth in this Section 7.14(a).

         (b) If the transactions contemplated by this Agreement and the Option Agreements would otherwise qualify for pooling of interests accounting treatment, shares of GTE Common Stock and shares of Bell Atlantic Common Stock held by such "affiliates" of GTE or Bell Atlantic, as the case may be, shall not be transferable during the 30 day period prior to the Effective Time, and shares of Bell Atlantic Common Stock issued to, or as of the Effective

Time held by, such "affiliates" of GTE and Bell Atlantic shall not be transferable until such time as financial results covering at least 30 days of combined operations of GTE and Bell Atlantic have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such "affiliate" has provided the signed Agreement referred to in Section 7.14 (a), except to the extent permitted by, and in accordance with, SEC Accounting Series Release 135 and SEC Staff Accounting Bulletins 65 and 76. Any Bell Atlantic Common Stock held by any such "affiliate" shall not be transferable, regardless of whether such "affiliate" has provided the applicable signed Agreement referred to in Section 7.14(a), if such transfer, either alone or in the aggregate with other transfers by "affiliates", would preclude the ability of the Parties to account for the transactions contemplated by this Agreement and the Option Agreements as a pooling of interests. Bell Atlantic shall not register the transfer of any shares of Bell Atlantic Common Stock unless such transfer is made in compliance with the foregoing.

         SECTION 7.15 -- BLUE SKY. GTE and Bell Atlantic will use their best efforts to obtain prior to the Effective Time all necessary blue sky permits and approvals required to permit the distribution of the shares of Bell Atlantic Common Stock to be issued in accordance with the provisions of this Agreement.

         SECTION 7.16 -- POOLING OF INTERESTS. Each of the Parties will use its best efforts to (a) cause the transactions contemplated by this Agreement to be accounted for as a pooling of interests in accordance with GAAP, and such accounting treatment to be accepted by Bell Atlantic's independent certified public accountants, by the NYSE and by the SEC, respectively, and (b) not take any action which could reasonably be expected to cause such accounting treatment not to be obtained; provided that the foregoing shall not apply to any conduct or the effect of any conduct to obtain all necessary waivers, approvals and consents, and to avoid any contractual, legal, regulatory or other issues, impediments or delays, to consummate the transactions contemplated by this Agreement and the Option Agreements. Nothing in this Agreement shall restrict the rights of any Party pursuant to the Option Agreements.

         SECTION 7.17 -- TAX-FREE REORGANIZATION. (a) Each of the Parties will use its best efforts to cause the Merger to qualify as a tax-free reorganization under Section 368 of the Code. (b) Bell Atlantic will deliver an Officer's Certificate substantially in the form of Exhibit 7.17(b)(i) executed as of the Closing Date and GTE will deliver an Officer's Certificate substantially in the form of Exhibit 7.17(b)(ii) executed as of the Closing Date.

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

                      ARTICLE VIII -- CONDITIONS TO MERGER

         SECTION 8.1 -- CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each Party to effect the Merger shall be subject to the following conditions:

         (a) STOCKHOLDER APPROVAL. Each of the GTE Stockholder Approval and the Bell Atlantic Stockholder Approval shall have been obtained;

         (b) LEGALITY. No federal, state or foreign statute, rule, regulation, executive order, decree, injunction or administrative order shall have been enacted, entered, promulgated or enforced by any Governmental Entity which is in effect and has the effect of (i) making the Merger illegal or otherwise prohibiting the consummation of the Merger or (ii) creating a Material Adverse Effect on GTE or Bell Atlantic, with or without including its ownership of GTE and its Subsidiaries after the Effective Time;

         (c) HSR ACT; CALIFORNIA PUC. Any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and the decision and order of the California Public Utilities Commission ("CPUC") authorizing the Merger and making any required determinations under Section 854(a)-(c) of the California Public Utilities Code, including its determination as to any required allocation of economic benefits, if any, of the Merger, between shareholders and ratepayers, shall have become final;

         (d) REGULATORY MATTERS. All authorizations, consents, orders, permits or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any Governmental Entity (all of the foregoing, "Consents") which are necessary for the consummation of the transactions contemplated hereby, other than Consents which, if not obtained, would not have a Material Adverse Effect on Bell Atlantic, with or without including its ownership of GTE and its Subsidiaries after the Merger, or GTE, shall have been filed, have occurred or have been obtained (all such Consents being referred to as the "Requisite Regulatory Approvals") and all such Requisite Regulatory Approvals shall be in full force and effect, provided, however, that a Requisite Regulatory Approval shall not be deemed to have been obtained if in connection with the grant thereof there shall have been an imposition by any Governmental Entity of any condition, requirement, restriction or change of regulation, or any other action directly or indirectly related to such grant taken by such Governmental Entity, which would reasonably be expected to have a Material Adverse Effect on either of (A) GTE or (B) Bell Atlantic (either with or without including its ownership of GTE and its Subsidiaries after the Merger);

         (e) REGISTRATION STATEMENT EFFECTIVE. The Registration Statement shall have become effective prior to the mailing by each of GTE and Bell Atlantic of the Joint Proxy

Statement  to  its  respective  stockholders,   no  stop  order  suspending  the
effectiveness of the Registration Statement shall then be in effect, and no proceedings for that purpose shall then be threatened by the SEC or shall have been initiated by the SEC and not concluded or withdrawn;

         (f) BLUE SKY. All state securities or blue sky permits or approvals required to carry out the transactions contemplated hereby shall have been received;

         (g) STOCK EXCHANGE LISTING. The shares of Bell Atlantic Common Stock into which the GTE Common Stock will be converted pursuant to Article II hereof and the shares of Bell Atlantic Common Stock issuable upon the exercise of options pursuant to Section 2.8 hereof shall have been duly approved for listing on the NYSE, subject to official notice of issuance;

         (h) POOLING. Unless unable to be delivered due to actions taken by the Parties which constitute mutually agreed commercially reasonable efforts or commercially reasonable efforts with respect to wireless operations, (i) Bell Atlantic shall have received a letter from PricewaterhouseCoopers L.L.P., dated as of the Closing Date, to the effect that the transactions contemplated hereby will qualify for pooling of interests accounting treatment; and (ii) GTE shall have received a letter from Arthur Andersen LLP, dated as of the Closing Date, to the effect that the transactions contemplated hereby will qualify for pooling of interests accounting treatment;

         (i) CONSENTS UNDER GTE AGREEMENTS. GTE shall have obtained the consent or approval of any person whose consent or approval shall be required under any agreement or instrument in order to permit the consummation of the transactions contemplated hereby except those which the failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect on Bell Atlantic, including its ownership of GTE and its Subsidiaries after the Merger; and

         (j) CONSENTS UNDER BELL ATLANTIC AGREEMENTS. Bell Atlantic shall have obtained the consent or approval of any person whose consent or approval shall be required under any agreement or instrument in order to permit the consummation of the transactions contemplated hereby except those which the failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect on Bell Atlantic, including its ownership of GTE and its Subsidiaries after the Merger.

         SECTION 8.2 -- ADDITIONAL CONDITIONS TO OBLIGATIONS OF GTE. The obligations of GTE to effect the Merger are also subject to the fulfillment of the following conditions:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Bell Atlantic contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of a date earlier than the date hereof) shall also be true and correct on and as of the Closing Date, except for changes permitted under Section 6.2 hereof or otherwise contemplated by this Agreement and the Option Agreements, with the same force and effect as if made on and as of the Closing Date, provided, however, that for purposes of this Section 8.2(a) only, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct (without regard to materiality qualifiers contained therein), individually or in the aggregate, results or would reasonably be expected to result in a Material Adverse Effect on Bell Atlantic, either with or without including its ownership of GTE and its Subsidiaries after the Merger;

         (b) AGREEMENTS AND COVENANTS. Bell Atlantic and Merger Subsidiary shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them on or before the Effective Time, provided, however, that for purposes of this Section 8.2 (b) only, such agreements and covenants shall be deemed to have been complied with unless the failure or failures of such agreements and covenants to have been complied with (without regard to materiality qualifiers contained therein), individually or in the aggregate, results or would reasonably be expected to result in a Material Adverse Effect on Bell Atlantic, either with or without including its ownership of GTE and its Subsidiaries after the Merger;

         (c) CERTIFICATES. GTE shall have received a certificate of an executive officer of Bell Atlantic to the effect set forth in paragraphs (a) and (b) above;

         (d) TAX OPINION. GTE shall have received an opinion of O'Melveny & Myers LLP, special counsel to GTE, dated as of the Closing Date, in form and substance reasonably satisfactory to GTE, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion, the Merger constitutes a tax-free reorganization under Section 368 of the Code and therefore: (A) no gain or loss will be recognized for federal income tax purposes by Bell Atlantic, GTE or Merger Subsidiary as a result of the formation of Merger Subsidiary and the Merger; and (B) no gain or loss will be recognized for federal income tax purposes by the stockholders of GTE upon their exchange of GTE Common Stock solely for Bell Atlantic Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in Bell Atlantic Common Stock). In rendering such opinion, O'Melveny & Myers LLP may require and rely upon representations and covenants including representations and covenants substantially in the form of those contained in the GTE officer's certificate and the Bell Atlantic officer's certificate attached hereto as Exhibit 7.17(b)(ii) and Exhibit 7.17(b)(i), respectively;

         (e)  AFFILIATE  AGREEMENTS.  GTE shall  have  received  the  agreements
required  by  Section  7.14  hereof  to  be  delivered  by  the  Bell   Atlantic
"affiliates," duly executed by each "affiliate" of Bell Atlantic; and

         (f) BYLAWS AMENDMENT, BOARD OF DIRECTORS. Bell Atlantic shall have taken all such actions as shall be necessary so that (i) the Bylaws Amendment shall become effective not later than the Effective Time; and (ii) at the Effective Time, the composition of Bell Atlantic's Board shall comply with
Section 7.12 hereof (assuming GTE has designated the GTE Directors as contemplated by Section 7.12 hereof).

         SECTION 8.3 -- ADDITIONAL CONDITIONS TO OBLIGATIONS OF BELL ATLANTIC. The obligations of Bell Atlantic to effect the Merger are also subject to the fulfillment of the following conditions:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of GTE contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of a date earlier than the date hereof) shall also be true and correct on and as of the Closing Date, except for changes permitted under Section 6.2 hereof or otherwise contemplated by this Agreement and the Option Agreements, with the same force and effect as if made on and as of the Closing Date, provided, however, that for purposes of this Section 8.3 (a) only, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct (without regard to materiality qualifiers contained therein), individually or in the aggregate, results or would reasonably be expected to result in a Material Adverse Effect on GTE or Bell Atlantic (only after including its ownership of GTE and its Subsidiaries after the Merger);

         (b) AGREEMENTS AND COVENANTS. GTE shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them on or before the Effective Time, provided, however, that for purposes of this Section 8.3 (b) only, such agreements and covenants shall be deemed to have been complied with unless the failure or failures of such agreements and covenants to have been complied with (without regard to materiality qualifiers contained therein), individually or in the aggregate, results or would reasonably be expected to result in a Material Adverse Effect on GTE;

         (c) CERTIFICATES. Bell Atlantic shall have received a certificate of an executive officer of GTE to the effect set forth in paragraphs (a) and (b) above;

         (d) GTE RIGHTS AGREEMENT. The rights issued pursuant to the GTE Rights Agreement shall not have become non-redeemable, exercisable, distributed or triggered pursuant to the terms of such Agreement and would not become so upon consummation of the transactions contemplated hereby;

         (e) TAX OPINION. Bell Atlantic shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to Bell Atlantic, dated as of the Effective Time, in form and substance reasonably satisfactory to Bell Atlantic, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion, the Merger constitutes a tax-free reorganization under Section 368 of the Code and therefore: (A) no gain or loss will be recognized for federal income tax purposes by Bell Atlantic, GTE or Merger Subsidiary as a result of the formation of Merger Subsidiary and the Merger; and (B) no gain or loss will be recognized for federal income tax purposes by the stockholders of Bell Atlantic as a result of the Merger, including the Certificate Amendment. In rendering such opinion, Skadden, Arps, Slate, Meagher & Flom LLP may require and rely upon representations and covenants including representations and covenants substantially in the form of those contained in the GTE officer's certificate and the Bell Atlantic officer's certificate attached hereto as Exhibits 7.17(b)(ii) and 7.17(b)(i) respectively.

         (f) AFFILIATE AGREEMENTS. Bell Atlantic shall have received the agreements required by Section 7.14 hereof to be delivered by the GTE "affiliates," duly executed by each "affiliate" of GTE.

                 ARTICLE IX -- TERMINATION, AMENDMENT AND WAIVER

         SECTION 9.1 -- TERMINATION. This Agreement may be terminated at any time before the Effective Time, in each case as authorized by the respective Board of Directors of GTE or Bell Atlantic:


     (a)     By mutual written consent of each of GTE and Bell Atlantic;

     (b) By either GTE or Bell Atlantic if the Merger shall not have been consummated on or before July 26, 1999 (the "Initial Termination Date" and as such may be extended pursuant to this paragraph, the "Termination Date"), provided, however, that if on the Termination Date the conditions to the Closing set forth in Sections 8.1(b)(i), (c) or (d) shall not have been fulfilled, but all other conditions to the Closing shall be fulfilled or shall be capable of being fulfilled, then the Termination Date shall be extended to March 31, 2000, (the "Extended Termination Date"); and provided further that if on the Extended Termination Date the conditions to the Closing set forth in Sections 8.1(b)(i),
(c) or (d) shall not have been fulfilled, but all other conditions to the Closing shall be fulfilled or shall be capable of being fulfilled, then the Termination Date shall be extended to June 30, 2000 (the "Final Termination Date"), unless within five days prior to the Extended Termination Date any Party reasonably determines that it is substantially unlikely that the conditions to the Closing set forth in Sections 8.1(b)(i), (c) and (d) will be fulfilled by the Final Termination Date and delivers to the other Parties a notice to such effect. The right to terminate this Agreement under this Section 9.1(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of any condition to be satisfied;

     (c) By either GTE or Bell Atlantic if after the date hereof a court of competent jurisdiction or Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the Parties shall use their commercially reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and the Option Agreements, and such order, decree, ruling or other action shall have become final and nonappealable;

     (d) (i) by GTE, (A) if Bell Atlantic shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (1) is incapable of being cured by Bell Atlantic prior to the Termination Date and (2) renders any condition under Section 8.1 or 8.2 incapable of being satisfied prior to the Termination Date, or (B) if a condition under Sections 8.1 or 8.2 to GTE's obligations hereunder cannot be satisfied prior to the Termination Date;

            (ii) by Bell Atlantic, (A) if GTE shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (1) is incapable of being cured by GTE prior to the Termination Date and (2) renders any condition under Sections 8.1 and 8.3 incapable of being satisfied prior to the Termination Date, or (B) if a condition under Sections 8.1 or 8.3 to Bell Atlantic's obligations hereunder cannot be satisfied prior to the Termination Date;

     (e) By either GTE or Bell Atlantic if the Board of Directors of the other or any committee of the Board of Directors of the other (i) shall fail to include in the Joint Proxy Statement its recommendation without modification or qualification that stockholders approve this Agreement and the Merger, in the case of GTE, or the Stock Issuance and the Certificate Amendment, in the case of Bell Atlantic Stock, (ii) shall withdraw or modify in any adverse manner its approval or recommendation of this Agreement or the Merger, in the case of GTE, or the Certificate Amendment or the Stock Issuance in the case of Bell Atlantic,
(iii) shall fail to reaffirm such approval or recommendation upon such Party's request, (iv) shall approve or recommend any Alternative Transaction or (v) shall resolve to take any of the actions specified in this Section 9.1(e); or

     (f) By either GTE or Bell Atlantic if any of the required approvals of the stockholders of GTE or of Bell Atlantic shall fail to have been obtained at a duly held stockholders meeting of either of such companies, including any adjournments thereof.

         SECTION 9.2 -- EFFECT OF TERMINATION. (a) In the event of termination of this Agreement as provided in Section 9.1 hereof, and subject to the provisions of Section 10.1 hereof, this Agreement shall forthwith become void and there shall be no liability on the part of any of the Parties, except (i) as set forth in this Section 9.2 and in Sections 4.10, 4.16, 5.10,

5.16 and 10.3 hereof, and (ii) nothing herein shall relieve any Party from liability for any willful breach hereof.

     (b) If this Agreement (i) is terminated by GTE pursuant to Section 9.1(e) hereof, (ii) could have been (but was not) terminated by GTE pursuant to
Section 9.1(e) hereof and is subsequently terminated by Bell Atlantic or GTE pursuant to Section 9.1(f) because of the failure to obtain the Bell Atlantic Stockholder Approval, (iii)(A) could not have been terminated by GTE pursuant to
Section 9.1(e) hereof but is subsequently terminated by Bell Atlantic or GTE pursuant to Section 9.1(f) because of the failure to obtain the Bell Atlantic Stockholder Approval, (B) prior to the Bell Atlantic Stockholders' Meeting there shall have been an offer or proposal for, an announcement of any intention with respect to (including the filing of a statement of beneficial ownership on Schedule 13D discussing the possibility of or reserving the right to engage in), or any agreement with respect to, a transaction that would constitute an Alternative Transaction (as defined in Section 6.3(c) hereof, except that for the purposes of this Section 9.2(b), the applicable percentage in clause (i) of such definition shall be fifty percent (50%)) involving Bell Atlantic or any of Bell Atlantic's Subsidiaries, and (C) within 12 months after the termination of this Agreement, Bell Atlantic enters into a definitive agreement with any Third Party with respect to an Alternative Transaction, or (iv) is terminated by GTE as a result of Bell Atlantic's material breach of Section 7.1, Section 7.2(a) or
Section 7.2(b) hereof which, in the case of Section 7.1 and Section 7.2(a) only, is not cured within 30 days after notice thereof to Bell Atlantic, Bell Atlantic shall pay to GTE a termination fee of one billion eight hundred million dollars ($1,800,000,000) (the "GTE Termination Fee").

     (c)    If this  Agreement (i) is  terminated  by Bell Atlantic  pursuant to
Section 9.1(e) hereof, (ii) could have been (but was not) terminated by Bell Atlantic pursuant to Section 9.1(e) hereof and is subsequently terminated by GTE or Bell Atlantic pursuant to Section 9.1(f) because of the failure to obtain the GTE Stockholder Approval, (iii)(A) could not have been terminated by Bell Atlantic pursuant to Section 9.1(e) hereof but is subsequently terminated by GTE or Bell Atlantic pursuant to Section 9.1(f) because of the failure to obtain the GTE Stockholder Approval, (B) prior to the GTE Stockholders' Meeting there shall have been an offer or proposal for, an announcement of any intention with respect to (including the filing of a statement of beneficial ownership on Schedule 13D discussing the possibility of or reserving the right to engage in), or any agreement with respect to, a transaction that would constitute an Alternative Transaction (as defined in Section 6.3(c) hereof, except that for the purposes of this Section 9.2(c), the applicable percentage in clause (i) of such definition shall be fifty percent (50%)) involving GTE or any of GTE's Subsidiaries, and (C) within 12 months after the termination of this Agreement, GTE enters into a definitive agreement with any Third Party with respect to an Alternative Transaction, or (iv) is terminated by Bell Atlantic as a result of GTE's material breach of Section 7.1, Section 7.2(c) or Section 7.2(d) hereof which, in the case of Section 7.1 and Section 7.2(c) only, is not cured within 30 days after notice thereof to GTE, GTE shall pay to Bell Atlantic a termination fee of one billion eight hundred million dollars ($1,800,000,000) (the "Bell Atlantic Termination Fee").

     (d) Each termination fee payable under Sections 9.2(b) and (c) above shall be payable in cash, payable no later than one business day following the delivery of notice of termination to the other Party, or, if such fee shall be payable pursuant to clause (iii) of either of Section 9.2(b) or (c), such fee shall be payable no later than one business day following the day such Party enters into the definitive agreement referenced in such clause (iii).

     (e) GTE and Bell Atlantic agree that the agreements contained in Sections 9.2(b) and (c) above are an integral part of the transactions contemplated by this Agreement and the Option Agreements and constitute liquidated damages and not a penalty. In the event of any dispute as to whether any fee due under such Sections 9.2(b) and (c) is due and payable, the prevailing party shall be entitled to receive from the other Party the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, relating to such dispute. Interest shall be paid on the amount of any unpaid fee at the publicly announced prime rate of Citibank, N.A. from the date such fee was required to be paid.

         SECTION 9.3 -- AMENDMENT. This Agreement may be amended by the Parties pursuant to a writing adopted by action taken by all of the Parties at any time before the Effective Time; provided, however, that, after approval of the Merger Agreement by the stockholders of GTE or Bell Atlantic, whichever shall occur first, no amendment may be made which would (a) alter or change the amount or kinds of consideration to be received by the holders of GTE Common Stock upon consummation of the Merger, (b) alter or change any term of the Certificate of Incorporation of GTE or the Certificate of Incorporation of Bell Atlantic (except for the implementation at the Effective Time of the Certificate Amendment) or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of securities of GTE or Bell Atlantic. This Agreement may not be amended except by an instrument in writing signed by the Parties.

         SECTION 9.4 -- WAIVER. At any time before the Effective Time, any Party may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only as against such Party and only if set forth in an instrument in writing signed by such Party.

                         ARTICLE X -- GENERAL PROVISIONS

         SECTION 10.1 -- NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 9.1 hereof, as the case may be, except that (a) the agreements set forth in Article I and Sections 2.2, 2.4, 2.5, 2.6, 2.7, 2.8, 2.9, 7.8, 7.9 and 7.12 hereof shall survive the Effective Time indefinitely, (b) the agreements and representations set forth in Sections 4.10, 4.16, 5.10, 5.16,
7.5 (b), 9.2 and 10.3 hereof shall survive termination indefinitely and (c) nothing contained herein shall limit any covenant or Agreement of the Parties which by its terms contemplates performance after the Effective Time.

         SECTION 10.2 -- NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date of receipt and shall be delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested), sent by overnight courier or sent by telecopy, to the Parties at the following addresses or telecopy numbers (or at such other address or telecopy number for a Party as shall be specified by like notice):

         (a)    if to GTE:

                GTE Corporation
                One Stamford Forum
                Stamford, Connecticut 06904
                Attention:  William P. Barr
                Executive Vice President-Government
                and Regulatory and General Counsel
                Telecopy No.:  (203) 965-3464

                with a copy to:

                O'Melveny & Myers LLP
                153 East 53rd Street, 54th Floor
                New York, New York  10066
                Attention: Jeffrey J. Rosen, Esq.
                Telecopy No.: (212) 326-2061

         (b)    if to Bell Atlantic:

                Bell Atlantic Corporation
                1095 Avenue of the Americas, 39th Floor
                New York, New York  10036
                Attention:  Vice President and General Counsel
                Telecopy:  (212) 597-2587

                with a copy to:

                Bell Atlantic Network Services, Inc.
                1717 Arch Street, 32N
                Philadelphia, Pennsylvania  19103
                Attention:  Assistant General Counsel - Mergers and Acquisitions
                Telecopy:  (215) 963-9195

                and

                Skadden, Arps, Slate, Meagher & Flom LLP
                919 Third Avenue
                New York, New York  10022-3897
                Attention: Peter Allan Atkins, Esq.
                Telecopy No.: (212) 735-2000

         SECTION 10.3 -- EXPENSES. Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, except that those expenses incurred in connection with the printing of the Joint Proxy Statement and the Registration Statement, as well as the filing fees related thereto and any filing fee required in connection with the filing of Premerger Notifications under the HSR Act, shall be shared equally by GTE and Bell Atlantic. GTE will pay any real property transfer or similar Taxes imposed on the stockholders of GTE in connection with this Agreement and the transactions contemplated hereby.

         SECTION 10.4 -- CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

     (a) "1933 Act" means the Securities Act of 1933, as the same may be amended from time to time, and "Exchange Act" means the Securities Exchange Act of 1934, as the same may be amended from time to time.

     (b) "affiliate" of a person means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person.

     (c) "commercially reasonable efforts" shall mean those efforts necessary or advisable to advance the interests of the Parties in achieving the purposes and specific requirements and satisfying the conditions of this Agreement, provided that such efforts will not require or include either expense or conduct not ordinarily incurred or engaged in by Parties seeking to implement agreements of this type unless part of a separate mutual understanding of the Parties not contained in this Agreement whether reached before or after the Agreement is executed.

     (d) "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise.

     (e) "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as the same may be amended from time to time.

     (f) "knowledge" of any Party shall mean the actual knowledge of the executive officers of such Party.

     (g) "Material Adverse Effect" means any change in or effect on the business of the referenced corporation or any of its Subsidiaries that is or will be materially adverse to the business, operations (including the income statement), properties (including intangible properties), condition (financial or otherwise), assets, liabilities or regulatory status of such referenced corporation and its Subsidiaries taken as a whole, but shall not include (I) the effects of changes that are generally applicable in (A) the telecommunications industry, (B) the United States economy or (C) the United States securities markets if, in any of (A), (B) or (C), the effect on GTE or Bell Atlantic, determined without including its ownership of GTE after the Merger, (as the case may be) and its respective Subsidiaries, taken as a whole, is not materially disproportionate relative to the effect on the other and its Subsidiaries, taken as a whole. All references to Material Adverse Effect on Bell Atlantic or its Subsidiaries contained in Article IV, V or VI of this Agreement shall be deemed to refer solely to Bell Atlantic and its Subsidiaries without including its ownership of GTE and its Subsidiaries after the Merger.

     (h) "Material Investment" means (a) as to GTE, any person which GTE directly or indirectly holds the stock of, or other equity interest in, provided the lesser of the fair market value or book value of such interest exceeds $100 million, excluding, however, any person which is a Subsidiary of GTE; and (b) as to Bell Atlantic, any person which Bell Atlantic directly or indirectly holds the stock of, or other equity interest in, provided the lesser of the fair market value or book value of such interest exceeds $100 million, excluding, however, any Person which is a Subsidiary of Bell Atlantic.

     (i)    "person" means an individual, corporation, partnership, association,
trust,   estate,   limited  liability  company,   labor  union,   unincorporated
organization, entity or group (as defined in the Exchange Act).

     (j) "POR" means the Plan of Reorganization approved by the United States Court for the District of Columbia on August 5, 1983 and the Agreement Concerning Contingent Liabilities, Tax Matters and Termination of Certain Agreements dated as of November 1, 1983, as amended and supplemented.

     (k) "Significant Subsidiary" with respect to GTE means any Subsidiary which on the date of determination is a "significant subsidiary" within the meaning of Rule 1-02(w) of Regulation S-X promulgated under the Exchange Act and, with respect to Bell Atlantic means any Subsidiary which on the date of determination is a "significant subsidiary" within the meaning of Rule 1-02(w) of Regulation S-X promulgated under the Exchange Act.

     (l) "Subsidiary", "GTE Subsidiary", or "Bell Atlantic Subsidiary" means any corporation or other legal entity of which GTE or Bell Atlantic, as the case may be (either alone or through or together with any other Subsidiary or Subsidiaries), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity. For purposes of this Agreement, Grupo Iusacell S.A. de C.V. shall be deemed to be a Material Investment, and not a Subsidiary, of Bell Atlantic.

         SECTION 10.5 -- HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 10.6 -- SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the maximum extent possible.

         SECTION 10.7 -- ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement, the Nondisclosure Agreement and the Stock Option Agreements constitute the entire agreement and, except as expressly set forth herein, supersedes any and all other prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof and, except for Section 7.8 (Indemnification, Directors' and Officers' Insurance) and
Section 7.12 (Post-Merger Bell Atlantic Board of Directors), is not intended to confer upon any person other than GTE, Bell Atlantic, and Merger Subsidiary and, after the Effective Time, their respective stockholders, any rights or remedies hereunder.

         SECTION 10.8 -- ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise.

         SECTION 10.9 -- GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State, without regard to the conflicts of laws provisions thereof; provided that the Merger shall be governed by the laws of the State of New York applicable to contracts executed in and to be performed entirely within that State, without regard to the conflicts of laws provisions thereof.

         SECTION 10.10 -- COUNTERPARTS. This Agreement may be executed in two or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which shall constitute one and the same Agreement.

         SECTION 10.11 -- INTERPRETATION.

         (a) Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."

         (b) Words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

         (c) A reference to any party to this Agreement or any other agreement or document shall include such party's successors and permitted assigns.

         (d) A reference to any legislation or to any provision of any legislation shall include any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.

         (e) All references to "$" and dollars shall be deemed to refer to United States currency unless otherwise specifically provided.

         IN WITNESS WHEREOF, GTE, Bell Atlantic and Beta Gamma Corporation have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.




                                 GTE CORPORATION



                                 By:  /s/  CHARLES R. LEE
                                      ------------------------------------------
                                 Name:     Charles R. Lee
                                 Title:    Chairman and Chief Executive Officer



                                 By:  /s/  MARIANNE DROST
                                      ------------------------------------------
                                 Name:     Marianne Drost
                                 Title:    Secretary




                                 BELL ATLANTIC CORPORATION


                                 By:  /s/  IVAN SEIDENBERG
                                      ------------------------------------------
                                 Name:     Ivan Seidenberg
                                 Title:    Vice Chairman, President and Chief
                                           Executive Officer




                                 BETA GAMMA CORPORATION


                                 By:  /s/  IVAN SEIDENBERG
                                      ------------------------------------------
                                 Name:     Ivan Seidenberg
                                 Title:    President and Chief Executive Officer